EXHIBIT 10.56
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                      MANAGED OPERATIONS SERVICES AGREEMENT

     This Managed Operations Agreement (the "Agreement") between Franklin Templeton Companies, LLC., whose address is 777 Mariners Island Blvd., San Mateo, CA 94404 ("Franklin") and International Business Machines Corporation, whose address is Route 100, Somers, New York 10589 ("IBM"), is effective as of the 6 day of February, 2001 (the "Effective Date").

     WHEREAS, Franklin desires to purchase IBM's managed operations services and IBM desires to provide such managed operations services to Franklin, pursuant to the rates, terms, and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises, covenants, and other terms and conditions contained herein, the parties agree as follows:

1. Definitions: The following capitalized terms, when used in this Agreement shall have the meanings specified as follows:

     a. "Affiliates" with respect to a party means a Person Controlled by, Controlling or under common Control with the party.

     b. "Benchmarker" means a third party with reasonably suitable skill, experience and objectivity (and who is not a competitor of IBM in the field of outsourcing) who has been chosen to conduct the Benchmarking Process described in Section 15 and who is bound by confidentiality obligations at least as protective of the parties as those herein.

     c.   "Benchmark Initiation" shall have the meaning set forth in Section 15.

     d.   "Benchmarking Process" means the process described in Section 15.

     e.   "Business  Recovery Services Term" shall have the meaning set forth in
          Section 20.b.

     f.   "Change" shall have the meaning set forth in Section 4.a.

     g.   "Commencement Date" means March 1, 2001.

     h.   "Comparators" shall have the meaning set forth in Section 15.

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     i.   "Confidential   Information  and  Materials"   means  all  information
          belonging to a party, a party's clients or other third parties that is designated in writing as confidential or that is reasonably understood to be confidential, considering the nature of the information and the
          circumstances  of  its  disclosure,   including  but  not  limited  to
          information relating to services and products, business methods, strategies and practices, internal operations, pricing and billing, financial data, costs, personnel information, customer and supplier contacts and needs, sales lists, technology, software, computer
          programs,   other   documentation,   computer   systems,   inventions,
          developments, trade secrets of every kind and character.

     j. "Control" (including with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     k.   "Data  Center"  means  facilities  used  for  data   transmission  and
          processing and for the management and operations of network and computer infrastructure.

     l. "Data Center Site Manager" means the IBM representative(s) appointed pursuant to Section 10.

     m. "Delivery Project Executive" means the IBM representative appointed pursuant to Section 10.

     n. "Dedicated Staff" means IBM personnel dedicated to performing the Services greater than 60% of their work time.

     o.   "Defined Defaults" shall have the meaning set forth in Section 21.b.

     p.   "Discloser" shall have the meaning set forth in Section 26.

     q.   "Event of Default" shall have the meaning set forth in Section 21.b.

     r.   "Excused  Replacement"  shall  have the  meaning  set forth in Section
          10.b.

     s.   "Force Majeure Event" shall have the meaning set forth in Section 18.

     t. "Franklin Data Center" means a data center that Franklin or a Franklin Affiliate owns, operates or otherwise provides.

     u.   "Franklin Works" shall have the meaning set forth in Section 22.c.

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     v.   "Franklin  Provided  Equipment"  means  the  In-Scope  Equipment  that
          Franklin is responsible for providing pursuant to Section 8.a.

     w. "Franklin Provided Software" means the In-Scope Software that Franklin is responsible for providing pursuant to Section 8.a.

     x.   "Harmful Code" shall have the meaning set forth in Section 23.b.i.

     y. "IBM Developed Works" means any Works (a) authored, designed and/or developed by or for IBM or its affiliates or subcontractors used to provide the Services and that (b)(i) are derivative works of IBM proprietary Works or (ii) do not constitute Franklin Works.

     z. "IBM Provided Equipment" means the In-Scope Equipment that IBM is responsible for providing pursuant to Section 8 and any other equipment used by IBM to provide the Services.

     aa. "IBM Provided Software" means the In-Scope Software that IBM is responsible for providing pursuant to Section 8 and any other software used by IBM to provide the Services.

     bb.  "Indemnified Party" shall have the meaning set forth in Section 24.

     cc.  "Indemnifying Party" shall have the meaning set forth in Section 24.

     dd. "Initial Refresh" means the date on which an equipment lease ends, or, in the case of equipment owned by Franklin or a Franklin Affiliate, when that equipment is fully depreciated.

     ee. "In-Scope Equipment" means the non-software equipment listed on Schedule G and any other non-software equipment that IBM uses to provide Services.

     ff. "In-Scope Software" means the software listed on Schedule F and any other software that IBM uses to provide Services.

     gg. "Intellectual Property Rights" means all current and future trade secrets, (including proprietary or confidential information and know-how), copyrights or other rights relating to authorship, patents, industrial rights, and other non-patent rights, whether or not registered and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

     hh. "Location" means the facilities, including but not limited to Data Centers, from which the Services are provided.

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     ii.  "New Services"  means services that are  substantially  and materially different from the Services that IBM is providing pursuant to this Agreement.

     jj. "Person" means any natural person, corporation, limited liability company, trust, association, company, partnership, joint venture or other entity and any governmental agency, instrumentality or political subdivision.

     kk. "Procedures Manual" means the procedures manual documenting the detailed procedures and operations that will be used to manage the Data Centers, including the processes and procedures used to provide the Services.

     ll. "Project Executive" means the party representative appointed pursuant to Section 10.

     mm. "Protected Employees" means the IBM representatives designated in accordance with Section 10(a).

     nn.  "Recipient" shall have the meaning set forth in Section 26.

     oo. "Service Levels" shall mean the service level requirements defined and specified in Schedule B.

     pp.  "Service  Level  Credits"  shall have the meaning set forth in Section
          13.

     qq. "Services" means those managed operations services described in Schedule A (Services), as amended from time to time.

     rr. "Services Staff" means the persons (including but not limited to subcontractors) performing Services.

     ss.  "Temporary  Extension of Services" shall have the meaning set forth in
          Section 19.a.

     tt.  "Term" shall have the meaning set forth in Section 20.a.

     uu.  "Termination for Convenience  Charges" means the charges  described in
          Section 21.a.

     vv. "Third Party OEM Software" means that In-Scope Software that is not owned or otherwise controlled by IBM or an IBM affiliate, provided that as used in this definition, "control" does not mean use.

     ww.  "Transfer  Assistance  Service"  shall have the  meaning  set forth in
          Section 19.c.

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     xx.  "Transfer Period" shall have the meaning set forth in Section 19.

     yy.  "Transition Period" shall have the meaning set forth in Schedule D.

     zz. "Works" means all discoveries, ideas, inventions, concepts, developments, know-how, trade secrets, works of authorship, materials, software (source and object code), HTML, writings, drawings, designs, processes, techniques, formulas, data, specifications, technology, patent applications (and contributions thereto), and other creations (and any related improvements or modifications to the foregoing), together with the Intellectual Property Rights relating thereto.

2.   Schedules.   The  following  is  a  list  of  Schedules   attached  to  and
     incorporated into this Agreement and deemed to be a part of this Agreement:

          Schedule A (Services and Support Responsibilities)
          Schedule B (Service Levels)
          Schedule C (Charges)
          Schedule D (Transition)
          Schedule E (Projects)
          Schedule F (Software)
          Schedule G (Machines)
          Schedule H (Network Services)
          Schedule I (Facilities)
          Schedule J (Contracts)
          Schedule K (Employees)
          Schedule L (Bill of Sale)
          Schedule M (Business Recovery Services)
          Schedule N (Reports)

3. Services. IBM will provide the Services to Franklin and Franklin Affiliates, at or above the Service Levels, as further set forth in this Agreement. IBM shall provide the Services commencing no later than the Commencement Date for the Term set forth in Section 20 below. The Services shall be provided at Locations designated in Schedule I (Facilities).

     a. Scope of Services. IBM agrees to operate, manage, maintain and provide the Services to Franklin and Franklin Affiliates. If any services, functions, responsibilities or other components of work not specifically described in this Agreement are an inherent or necessary part of the Services, they shall be deemed to be included within the scope of the Service as if specifically described in this Agreement. Except as provided elsewhere in this Agreement, IBM shall be responsible for providing the facilities, personnel, equipment, software and other resources necessary to provide the Services. IBM shall be responsible for ensuring its own and its subcontractors compliance with this Agreement.

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     b.   Transition  Services.  IBM shall provide the transition  assistance as set forth in Schedule D. During the Transition Period, if a material number of Available Affected Employees (as that term is defined in Schedule K) either do not accept employment with IBM or leave IBM after the Hire Date (as that term is defined in Schedule K), IBM will use diligent efforts to replace such employees with other IBM employees who have substantially similar skill sets as such employees.

     c. Timely Performance and Non-Disruption. IBM's implementation of the Services and all Changes thereto shall be undertaken in a manner designed to minimize any disruption of Franklin's normal business
          operations.   IBM  shall  coordinate  all  such  implementations  with
          Franklin.

     d. Meetings. Franklin and IBM will participate in the meetings described in Schedule A (Services). Additional meetings may occur, as reasonably requested by either IBM or Franklin.

     e. Project Executive. IBM and Franklin will each appoint an individual (each a "Project Executive") who shall, among other things, be responsible for obtaining approvals necessary to bind their respective companies in connection with all aspects of this Agreement. IBM and Franklin will provide each other with written notice before assigning a new Project Executive. IBM shall also appoint an individual (the "Data Center Site Manager") for each of the the St. Petersburg and Rancho Cordova Data Centers. These Data Center Site Managers shall serve as the manager for all Services provided by IBM at the Data Centers from the date such applicable Data Center begins receiving the Services. In addition, IBM shall appoint one delivery Project Executive (the "Delivery Project Executive") who shall be responsible for managing the Services. IBM's Project Executive, Delivery Project Executives and each of the two Data Center Site Managers shall be deemed Protected Employees (provided that the St. Petersburg Data Center Site Manager shall be considered a Protected Employee until IBM has completed its consolidation obligations) and the appointment of such individuals shall be subject to Section 10 (Protected Employees).

     f. Procedures Manual. No later than three (3) months after the Commencement Date, IBM shall prepare and deliver to Franklin a draft of the Procedures Manual. The Procedures Manual shall contain procedures that are consistent with IBM's best practices. Franklin shall have the right to review, comment on, and approve the Procedures Manual, such approval not to be unreasonably withheld or delayed. The final Procedures Manual shall be delivered to Franklin no later than six (6) months after the Commencement Date. The Procedures Manual shall be accepted upon written approval by Franklin, which written approval requires the signature of a Franklin representative who has at least the same executive authority as the executive who has signed this Agreement. Following such acceptance, IBM shall provide the Services in compliance with the Procedures Manual. Until such Procedures Manual is completed and approved by Franklin, IBM shall

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          provide the Services in accord with  Franklin's  current  policies and procedures effective as of the Effective Date, which may be reflected in documentation provided to IBM by Franklin or otherwise conveyed to IBM by Franklin, and IBM shall provide the Services in a manner and at service levels no less than exists as of the Commencement Date. Notwithstanding the foregoing, the parties agree that before the Procedures Manual is completed and approved, IBM will be implementing
          process   and   procedure    changes   in   connection    with   IBM's
          responsibilities and obligations as otherwise set forth in this Agreement. IBM shall own all right, title and interest in and to the Procedures Manual and all Intellectual Property rights therein, provided that IBM shall have no ownership or other rights to Franklin Confidential Information embodied in the Procedures Manual, other than the limited rights set forth in Sections 22 and 26. IBM hereby grants
          Franklin   and  Franklin   Affiliates   an   irrevocable,   perpetual,
          nonexclusive, worldwide, paid-up license to use, reproduce, modify and otherwise distribute copies of such manual internally and to third parties who are providing services to Franklin and Franklin Affiliates and who are under written obligations of confidentiality that are at least as restrictive as the confidentiality provisions herein. The foregoing right includes the right to grant sublicenses to third
          parties  who  are   providing   services  to  Franklin   and  Franklin
          Affiliates,  but only for the purpose of  providing  such  services to
          Franklin  and  Franklin   Affiliates,   and  who  are  under   written
          obligations of confidentiality that are at least as restrictive as the confidentiality provisions herein.

     g. New Services. If Franklin wishes to receive New Services from IBM, such New Services shall be provided pursuant to a separate, written agreement or a written amendment to this Agreement containing terms and conditions mutually acceptable to both parties.

4.   Change Management.

     a. Either party may at any time, upon written notice, request to add, delete, relocate or modify the Services. Any such addition, deletion, relocation or modification to the Services shall be considered a "Change" and shall be subject to the change management procedures set forth in Schedule A (Services). If Franklin requests an addition, deletion, relocation or modification to Service and the pricing for such addition, deletion, relocation or modification is included in Schedule C or otherwise covered by this Agreement, IBM shall diligently implement such addition, deletion, relocation or modification at such prices. If IBM wishes to make an addition, deletion, relocation or modification of Services, Franklin shall have the right to approve such addition, deletion, relocation or modification, which approval will not be unreasonably withheld.

     b. Franklin may suspend or delay the implementation or Change of any Service if its reasonable business needs so require, in which event it shall reimburse IBM for any direct, out-of-pocket costs incurred by

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          IBM on account of such suspension or delay that IBM is unable to avoid and that are not the result of a suspension, delay or other circumstances attributable to IBM.

     c. Notwithstanding anything to the contrary in this Agreement (including the Schedules), IBM shall not install any new release or version of, or make any other change to, the In-Scope Hardware or Software or make any other change to any aspect of the Services that will require Franklin to install a new version or release of, or replacement for, any operating system or applications software, equipment or to modify any operating system or applications software unless Franklin has consented in writing to such change. Franklin will not unreasonably withhold approval of a change to the In-Scope Hardware or Software, provided that Franklin may refuse to approve a change if such change might affect an Application Program. If Franklin refuses to approve a change for the foregoing reason, IBM will use diligent efforts to provide an alternate solution that addresses Franklin's application program concerns and, only if IBM is unable to provide such a solution and only if the change is required because of changes in Franklin's requirements, IBM shall be relieved of its obligations with respect to the In-Scope Equipment affected by Franklin's refusal to consent until Franklin consents to IBM's requested change. Further, if Franklin refuses to permit IBM to refresh In-Scope Equipment or In-Scope Software, IBM shall be relieved of its obligations under Section 8(f) and/or (g) with respect to such equipment or software.

5.   Payments.

     a.   Franklin  shall  pay IBM for  Services  as set  forth  in  Schedule  C
          (Pricing).

     b. IBM will invoice Franklin for monthly recurring charges on the first of each month and payment on all undisputed amounts is due within thirty (30) days. Payments for other undisputed charges shall be due and payable within thirty (30) days of receipt of IBM's valid invoice. Interest shall begin to accrue on any overdue payments, commencing on the sixteenth day after the payment was due (which intermediate fifteen day period is the "grace period"), at the rate of one (1) percent/month. Notwithstanding the foregoing, IBM agrees that it shall not make a claim of material breach of this Agreement or seek any other remedy for or enforce any other right based on Franklin's failure to pay an invoice until after expiration of the "grace period."

     c. IBM will be responsible for the payment of (a) personal property, sales, value-added, and use taxes on IBM's personal property; and (b) taxes, assessments, and other levies on IBM's owned, leased, rented, or purchased real property. Franklin will be responsible for the payment of (a) applicable taxes (such as sales (including sales tax on services), use, gross receipts, excise, value-added, and other transaction-based taxes), duties, levies, and fees on IBM's charges for Services; (b) personal property, sales, value-added, and use taxes

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          on  Franklin's  personal  property;  (c)  telecommunication  taxes for network services that Franklin is providing as set forth in Schedule H; and (d) taxes, assessments, and other levies on Franklin's owned, leased, rented, or purchased real property.

6.   Ongoing Cooperation.

     a. IBM and Franklin shall cooperate in planning and implementing Services and Changes in an efficient, cost-effective manner. Such cooperation shall include each party's prompt provision to the other of any information that the other may reasonably request to carry out its responsibilities hereunder. Such coordination shall be designed to minimize any disruption to Franklin's business activities.

     b. IBM's Project Executive, Franklin's Project Executive and such other Franklin and technical support services personnel as the parties' Project Executives designate shall attend quarterly meetings to review Service performance, the Service Levels, IBM's recommendations concerning Data Center managed operations services, any anticipated new services or Changes that would improve the performance of or reduce Franklin's costs for the Services. The Project Executives and their designees shall propose to IBM and Franklin any revisions that may from time to time be justified by changes in technology and attainable performance levels.

     c. In no event shall any party's participation in any meetings convened pursuant to this Subsection be deemed a waiver or alteration of any right or obligation imposed by this Agreement.

7. Cooperation with Third Party Vendors.

     a. IBM acknowledges that Franklin and Franklin Affiliates will use the Services with services and equipment provided to Franklin and Franklin Affiliates by third parties. Upon Franklin's request, IBM agrees to fully cooperate with and work in good faith with any third party (and the agents, contractors and subcontractors of such third party) designated by Franklin or a Franklin Affiliate, including in the installation of services and resolution of troubles. IBM will cooperate with Franklin and the Franklin Affiliate and such third parties to resolve differences and conflicts arising between the Services and other activities undertaken by Franklin and the Franklin Affiliate or any of such third parties.

     b. IBM acknowledges that Franklin may designate one or more third parties to act as Franklin's agent in performing any or all of Franklin's obligations hereunder. IBM agrees to cooperate with any such agent and its subcontractors and agents in the performance of such Franklin obligations, and to interact with such agent and its subcontractors and agents in the same manner as IBM is required to interact with Franklin hereunder. Except as otherwise provided in this Agreement,

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          the  foregoing   shall  not  require  IBM  to  disclose   Confidential
          Information to a competitor in the field of outsourcing.

8.   Software and Equipment

     a. Franklin Provided Software and Equipment. Until Initial Refresh (with respect to each item of software or equipment), except as otherwise set forth in this Agreement, Franklin will have financial responsibility for and will provide all In-Scope Software and In-Scope Equipment required to provide the Services, including leases, license fees, upgrade fees and maintenance fees. The foregoing obligations shall not include (i) the S/390 T16 situated in Rancho Cordova, described in Section 8.b., below; (ii) the upgrade to the S/390 T16 to an R56; (iii) all IBM S/390 Systems Software, and (iv) the IBM Systems Software on the AS/400s. With respect to the foregoing items described in (i) through (iv), IBM shall provide and will maintain financial and other responsibility. Franklin hereby grants to IBM during the Term, its Affiliates, and their subcontractors, for use solely in connection with IBM's provision of the Services, the rights to use such Franklin Provided Software and Franklin Provided Hardware that is necessary for IBM's provision of the Services, subject to Section 8.d (Required Consents) of this Agreement.

     b. Machine Purchase. IBM shall acquire, as of the Commencement Date, the Franklin-owned T16 processor currently located in the Rancho Cordova Data Center for a purchase price of $300,000 with payment being in the form designated by Franklin. The form of Bill of Sale for such T16 processor is set forth in Schedule L.

     c.   IBM  Provided  Software  and IBM  Provided  Equipment.  At the time of
          Initial  Refresh,  with  respect  to a  particular  piece of  In-Scope
          Equipment, IBM shall assume all responsibility for such In-Scope Equipment and all System Software running on such In-Scope Equipment (but not including any Third Party OEM Software or application software and the AS/400 midrange servers and DEC/VAX midrange servers listed on Schedule G), including leases, license fees, upgrade fees and maintenance fees. With respect to Third Party OEM Software, IBM will be responsible for the management and procurement of such software and will reasonably cooperate with Franklin and Franklin Affiliates to assess and to maximize efficiencies and volume benefits that Franklin and Franklin Affiliates may seek from licensors of such software. Franklin will be financially responsible for all Third Party OEM Software.

     d. Required Consents. Franklin shall be responsible to secure the consents (if any) required to be obtained to allow IBM to use the In-Scope Software and In-Scope Equipment prior to Initial Refresh to perform the Services. IBM agrees to reimburse Franklin for the fees that Franklin must pay to obtain such consent, up to an aggregate

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          amount of two hundred  fifty  thousand  dollars  ($250,000).  Franklin shall be financially responsible for all such consents above this amount.

     e. Refresh. For each item of In-Scope Hardware and In-Scope Software as to which IBM has an obligation under subsection (c) above, Franklin will provide IBM with prior notice of the expiration or termination of the applicable equipment lease agreement or pending expiration of depreciation for such item of hardware. Subject to the terms and conditions of this Agreement, IBM will negotiate and be financially responsible for the renewal or other extension of such hardware and associated IBM Systems Software, or of a similar alternative software or hardware solution proposed by IBM. IBM shall not implement or otherwise use any hardware or software with respect to the Services which will unreasonably adversely affect Franklin's or a Franklin Affiliate's application environment.

     f. Lease. At Initial Refresh, IBM agrees to lease all equipment that replaces the equipment being refreshed. IBM further agrees that, with respect to all other equipment that IBM uses to provide Services, IBM shall lease the equipment and that if IBM wishes to purchase the equipment, IBM shall obtain Franklin's prior written consent. For those new agreements that IBM enters into directly with a vendor (and with respect to any IBM equipment or software), IBM will use diligent efforts to include the right to assign the contract and will advise Franklin, in advance, when IBM is unable to procure assignment rights. Franklin shall have the right to approve any non-assignable contract and, if Franklin decides not to grant such approval, the parties will examine reasonable workarounds, including but not limited to Franklin entering into the agreement directly with the third party.

     g. Software Currency. Following Initial Refresh, IBM shall perform all functions required to maintain all In-Scope Software currency. Unless otherwise agreed by the parties, IBM shall maintain In-Scope Software within one generation of current release levels.

     h. Equipment Currency. Following Initial Refresh, IBM shall perform all functions required to maintain all In-Scope Equipment currency (except with respect to the AS/400 midrange servers and DEC/VAX midrange servers listed on Schedule G). Unless otherwise agreed by the parties, IBM shall subsequently refresh the In-Scope Equipment no longer than every 42 months, except that the In-Scope Equipment falling within the categories of equipment listed in the tables found in Section 5.3.a.1.(b) and Section 5.3.b.2 of Schedule C will be refreshed no longer than every 36 months.

     i. IBM Consents. Except for consents that Franklin is required to obtain pursuant to subsection (d) above, IBM shall be financially and administratively responsible for obtaining any consents not already obtained and necessary for IBM to perform the Services using third party software licensed by IBM as of the Commencement Date, and shall inform Franklin of the existence, ownership, and extent of IBM's rights to all such software.

9.   IBM STAFFING

     a. Adequate Personnel. IBM shall ensure that an adequate number of appropriately qualified and trained personnel are employed and available at all times to provide and support Franklin's use of the Services in accordance with the terms of this Agreement.

     b. Status of Personnel. IBM shall not knowingly utilize Services Staff that are untrustworthy or are engaged in drug, chemical or other substance abuse during their involvement in providing Services under this Agreement. IBM shall notify Franklin immediately if IBM has reason to believe that such is not the case.

10.  Protected Employees.

     a. Designation of Protected Employees. Franklin and IBM hereby designate the following employees as "Protected Employees": (i) the IBM Project Executive, (ii) the Delivery Project Executive, (iii) the Data Center Site Manager for the Rancho Cordova Location, (iv) the Data Center Site Manager for the St. Petersburg Data Center (except the St. Petersburg Data Center Site Manager shall be considered a Protected Employee only until IBM has completed its consolidation obligations), and (v) twenty five percent (25%) of the then-current Dedicated Staff who are designated and listed as IBM Key Employees in accordance with the procedures set forth in Schedule B (which list of designated IBM Key Employees may be updated from time to time) and who shall be assigned to Franklin's account in accordance with the Agreement. Before assigning an individual as (i), (ii) or (iii), whether as an initial assignment or as a replacement, IBM shall provide thirty (30) days prior notice to Franklin of the proposed assignment, shall introduce the individual to appropriate representatives of Franklin and shall provide Franklin with a resume and other information regarding the individual that may be reasonably requested by Franklin. If Franklin in good faith objects to the proposed assignment, the parties will attempt to resolve Franklin's concerns on a mutually agreeable basis. If the parties have not been able to resolve Franklin's concerns within thirty (30) calendar days of Franklin's objection, IBM shall not assign that individual to that position and shall propose to Franklin the assignment of another individual of suitable ability and qualifications pursuant to the process described in this Section 10.

     b. Replacement or Reassignment of Protected Employees. During the eighteen months from the Commencement Date, IBM shall not reassign or replace any Protected Employee described in (i), (ii), (iii) or (iv) (with (iv) being limited as described above). In addition, after the first anniversary of the Commencement Date, and annually thereafter,

          IBM shall not reassign or replace more than twenty percent (20%) of the employees described in (v) in Section (a) above. The restrictions described above shall apply, except for the reasons set forth below:
          (i) replacement or reassignment of such Protected Employee pursuant to Franklin's written consent to such reassignment; (ii) Protected
          Employee's voluntary resignation from IBM; (iii) dismissal of a Protected Employee by IBM for misconduct (e.g., fraud, drug abuse, theft) or unsatisfactory performance as determined by IBM; or, (iv) inability of a Protected Employee to work due to sickness or disability, or any relevant labor or employment legislation or following the termination or expiration of the Agreement (each, an "Excused Replacement"). If IBM replaces or reassigns a Protected
          Employee in violation of this provision, in addition to whatever rights and remedies Franklin may otherwise have, (A) IBM shall be responsible: (i) for replacing such Protected Employee within thirty
          (30) days of the last day of such Protected Employee's employment with IBM; and (ii) for training such Protected Employee's replacement at IBM's sole expense; and (B) Franklin shall be eligible for the Service Level Credits as set forth on the attached Schedule B (Service Levels). The IBM Project Executive may approach the Franklin Project Executive with a request to include a specific personnel reassignment in the category of Excused Replacement based upon IBM's desire to not limit an IBM Key Employee's career development and advancement. The Franklin Project Executive will consider such a request in good faith.

     c. Subcontractors. IBM may not, without Franklin's prior written approval, assign or otherwise use subcontractors (i) for the positions set forth in (i), (ii), (iii) or (iv) in Subsection a of this Section 10; or (ii) to perform any management functions with respect to the Services that Franklin, in its reasonable judgment, considers to be mission critical, including but not limited to systems engineering and capacity planning. IBM agrees that it shall not engage SunGard or Comdisco as a subcontractor in any capacity with respect to this Agreement.

     d. Replacement of a Protected Employee. Franklin may require IBM to remove a Protected Employee immediately for any lawful reason. Subject to the foregoing, whenever reasonably practicable, Franklin will confer with IBM in advance in an effort to resolve a problem with a Protected Employee, including providing IBM with a written notice for Franklin's request and cooperating with IBM to resolve the problem with the person or to reach some alternative solution.

     e. Services Staff List. IBM shall provide Franklin, upon Franklin's written request, with a list of the Services Staff.

     f. Access to Data Centers. Franklin, in its sole discretion, shall approve all Services Staff or other IBM employees or subcontractors requiring access to any Franklin Data Center. IBM shall notify Franklin as soon as reasonably practicable, but no later than two business days, after dismissing or reassigning any of the staff whose normal work location is at a Data Center.

     g. Removal and Replacements. If Franklin reasonably determines that it is not in Franklin's best interests for any of the Services Staff (other than Protected Employees) to continue performing the Services, Franklin will provide IBM with a written notice and explanation for Franklin's request that IBM remove such employee from providing Services. Promptly after receiving such notice and explanation, IBM will investigate the matter and take appropriate action, which may include the removal of such employee. If Franklin and IBM are not able to resolve Franklin's concerns within 30 days after Franklin's notice to IBM (or such later date agreed upon by Franklin and IBM), IBM shall replace the member of the staff with an individual acceptable to Franklin.

     h. Transition of Services Staff. If Services Staff are reassigned, IBM shall ensure a smooth transition between the replaced and the newly-assigned personnel or, where appropriate, an overlap in the assignment of such personnel to Franklin, all of the foregoing at no additional cost to Franklin.

     i. Hiring. Franklin and Franklin Affiliates will be permitted to undertake, without interference from IBM (interference shall not be interpreted to restrict IBM's right to offer its employees promotional or other personal enhancement opportunities), to hire (1) the IBM Project Executive, the IBM Delivery Project Executive, and the IBM Rancho Cordova primary Site Manager as of the date IBM receives notice of termination, or, in the case of expiration, within the four month period prior to expiration, (2) any IBM employees performing Services at the Rancho Cordova Facility as of the date IBM receives notice of termination, or, in the case of expiration, within the four month period prior to expiration, and (3) Dedicated Staff as of the date IBM receives notice of termination, or, in the case of expiration, within the four month period prior to expiration. IBM agrees that neither any such offer nor the hiring of any such IBM staff by Franklin and Franklin Affiliates or their designees shall constitute a tortious act or breach of contract by Franklin, Franklin Affiliates, any such designee, or any individual receiving or accepting any such offer of employment, notwithstanding any other provision of this Agreement or any agreement now in effect or subsequently executed by IBM and any such staff.

11.  Conduct of Services Staff.

     a. Compliance with Rules and Regulations. While at Franklin Data Centers, all members of the Services Staff and other IBM employees and subcontractors shall (i) comply with the rules and regulations available to IBM in writing regarding personal and professional conduct (including compliance with Franklin's dress code, the wearing of an identification badge provided by Franklin, and adherence to Franklin's regulations and general safety and security practices and procedures) generally applicable to such Data Centers, (ii) comply with reasonable requests of Franklin personnel pertaining to personal and professional conduct, and (iii) otherwise conduct themselves in a businesslike manner.

     b. Security Passes. IBM acknowledges that the Services Staff allowed access to Data Centers shall require security passes from Franklin to obtain such access. In no event may members of the Services Staff approve security passes allowing access to Franklin Sites or sign in visitors except in accordance with prior agreed security procedures.

12. Employment of Existing Franklin Employees. IBM shall employ existing Franklin employees as set forth in Schedule K.

13. Credits for Service Level Failures. IBM acknowledges that, in the event of a failure to meet a Service Level, Franklin may suffer damages, the amount of which cannot easily be determined. Therefore, in the event of a failure to meet a Service Level, IBM shall grant Franklin a credit ("Service Level Credit"), which Service Level Credit shall be calculated and applied as set forth in Schedule B. Franklin may elect to refund a Service Level Credit for a period of up to six (6) months after having received such Service Level Credit. If Franklin has not elected to refund such Service Level Credits in accordance with the foregoing, such Service Level Credit shall be Franklin's sole and exclusive remedy for a failure to meet a Service Level (as to which the Service Level Credit was applied), provided that (i) IBM has otherwise used diligent efforts to comply with the Service Levels;
     (ii) the foregoing limitation shall not affect Franklin's rights and remedies with respect to any breaches of the Agreement other than Service Level requirements; and (iii) nothing in this Section shall relieve IBM of its obligations under Schedule M.

14. Audits. IBM will provide Franklin with commercially reasonable assistance in meeting its audit requirements as set forth in this Section. The Audits will be limited to verifying that: (i) the variable charges are accurate;
     (ii) IBM is exercising reasonable care to control the resources provided by Franklin, such as heat, light, and utilities used in providing the Services; (iii) the Services are being provided in accordance with the Service Levels; (iv) IBM is complying with the security requirements set forth in Schedule A (Services, Security); and (v) Franklin is in compliance with Franklin regulatory requirements.

     a. IBM will provide access to routinely prepared records and reports to enable Franklin to conduct appropriate audits ("Audits") of IBM's operations relating to the performance of Services.

     b. Audits will (i) occur no more than once each calendar year, unless required to meet regulatory requirements; (ii) be conducted expeditiously, efficiently, and at reasonable business hours; and
          (iii) be conducted upon reasonable prior written notice, which normally will be at least 30 days, but may be less if IBM and Franklin agree in the Procedures Manual that certain Audits, may be conducted upon shorter notice. Franklin's right to conduct an audit shall survive for one year after expiration or termination of this Agreement.

     c. The Parties will work together in good faith to establish an audit process that does not interfere with IBM's ability to maintain Service Levels during the audit.

     d. Franklin or its designated auditor shall not have access to IBM's or its Affiliates' locations or proprietary data, except to the extent reasonably necessary to conduct the audit described above provided that Franklin complies with IBM's normal security requirements that have been identified to Franklin. If such access is required, IBM shall provide to Franklin and such independent auditors and inspectors as Franklin may designate in writing, on IBM's premises, (or if the audit is being performed of a subcontractor, the subcontractor's premises if necessary) such space, office furnishings (including lockable cabinets), telephone and facsimile services, utilities and office-related equipment and duplicating services as Franklin or such auditors and inspectors may reasonably require to perform the Audit.

     e. Franklin may designate a certified public accountant or other mutually agreeable third party to perform the Audit, at Franklin's expense, provided such auditor executes a confidentiality agreement consistent with the confidentiality provisions in this Agreement.

     f. If, as a result of such audit, Franklin determines that IBM has overcharged Franklin for Services, Franklin shall notify IBM of the amount of such overcharge, and if the findings are accurate, IBM shall promptly pay to Franklin the amount of the overcharge. In the event any such audit reveals an overcharge to Franklin during any 12-month period exceeding two (2) percent of the charges in the aggregate paid by Franklin under this Agreement during such period, IBM shall reimburse Franklin for the cost of such audit. In the event any such audit reveals an undercharge, Franklin shall promptly pay to IBM the amount of any such undercharge upon receipt of an invoice for the same in accordance with Schedule C (Pricing). IBM shall retain operational records and supporting documentation relating to the Services for at least a period of one (1) year from the date of termination of the Agreement; and shall retain financial records and supporting documentation relating to the charges paid or payable by Franklin under the Agreement for at least a period of one (1) year from the date of relevant invoice.

15. Benchmarking. At the end of the twenty-eighth, the fifty-sixth and eighty-fourth months following the Commencement Date, either party may elect to conduct a benchmarking process designed to objectively compare the Services and the rates and charges related thereto to industry standards for comparable services in accordance the procedures set forth herein.

     a. Upon ten (10) business days prior written notice by Franklin, the parties will commence the Benchmarking Process as set forth herein ("Benchmark Initiation"). Within thirty (30) days of Benchmark Initiation, Franklin will identify the Benchmarker, who shall not be a competitor of IBM in the field of outsourcing and who will be subject to IBM's approval, which approval shall not be unreasonably withheld or delayed. The Benchmarker shall be subject to a confidentiality agreement that is comparable to the confidentiality requirements set forth herein. Costs for the Benchmarker shall be shared equally by the parties.

     b. The Benchmarker shall collect a representative, reasonably current, statistical sampling of a sufficient number of receivers of the quality and quantity of services comparable to the Services ("Comparators"). The parties agree that the Benchmarker shall take into consideration the costs that IBM has incurred in connection with the purchase of and unexpired leases for equipment dedicated to Franklin (and that IBM shall provide such information to the Benchmarker and Franklin), but shall also have the authority to direct that rates and charges be lowered at appropriate times in the future (e.g., at the end of a lease). In no event shall the Benchmarker have the authority to raise rates or charges. The Benchmarker shall be directed to deliver to the designated representatives of the parties, within sixty (60) days after appointment as the Benchmarker, a report and recommendation for lowering the rates and charges set forth herein to a level comparable to the Comparators (the "Benchmark Results"). The parties shall have the thirty (30) day period (the Benchmark Review Period) immediately following their receipt of the Benchmark Results to review, comment on, and request appropriate changes in the results. If the Benchmarker believes that there may be merit to issues raised in response to the Benchmark Results, the Benchmarker shall be given an additional thirty (30) days (the Second Benchmark Review Period) to review the issues raised and any other materials submitted by either party and to submit a final set of Benchmark Results, including any revisions to the original Benchmark Results.

     c. The parties shall, within thirty (30) days of the Benchmark Review Period or Second Benchmark Review Period, amend this Agreement to reflect such recommendation and shall lower the prices accordingly. The parties agree that, with respect to each Benchmarking Process, the maximum reduction shall be eleven and a half percent (11.5%) of the total charges that the Benchmarker includes in the Benchmark Process for the month preceding Benchmark Initiation, provided that the Benchmarker shall have the discretion to allocate the amount of the reduction among the individual charge elements in accordance with the Benchmarker's findings. Any reduction in rates or charges for the Services shall be applied retroactively to the date of the Benchmark Initiation.

16. Cost Reduction. Either IBM or Franklin may bring opportunities to reduce costs of providing the Services to the other party. Such opportunities will be jointly evaluated in good faith, taking into consideration elements such as the investments required of either or both parties for such opportunities. The decision to pursue these opportunities will be jointly made, with consideration given to the return on the investments required to implement said opportunity. The savings realized as the result of the implementation of the opportunity will be shared 50/50 between the parties. Neither party will refuse to evaluate any proposal made in good faith.

17.  Data Centers

     a. Facilities. Franklin will provide the IBM Service Staff with the use of space, equipment, and support at the Data Centers and the same or similar access to Franklin's workplace services, such as parking and cafeteria facilities, if any, as Franklin provides to its similarly situated employees.

     b. Network Facilities. Franklin and IBM will provide the network services described in Schedule H (Network Services).

     c. Use of Facilities. IBM may use Franklin facilities, including but not limited to the network facilities and the Data Centers, only to provide the Services to Franklin and Franklin Affiliates. Franklin
          reserves the right to use portions of such facilities, and, on reasonable notice, to direct IBM to cease using such Data Centers, in which case Franklin shall be responsible for any reasonable incremental costs resulting from such direction, such as, but not limited to, communication lines, equipment and facilities. IBM's use of the Data Centers does not constitute or create a leasehold interest.

     d. At the end of the Term, IBM shall return such facilities to Franklin in substantially the same condition as when IBM began use of such facilities, subject to reasonable wear and tear. IBM's use of Franklin facilities will comply with all applicable laws, regulations and other government requirements, including, without limitation all applicable environmental laws, regulations and other government requirements.

     e. IBM will generally perform Services on-site at Franklin's Data Centers or other Locations designated by Franklin. Franklin acknowledges that some activities will be performed by IBM in its Boulder, Colorado facility. IBM will be responsible for any reasonable costs resulting from IBM moving work off-site, including, but not limited to, communication lines, equipment and facilities, except where such move is requested in writing by Franklin.

18. Force Majeure. IBM and Franklin will not be liable for any default or delay in the performance of their respective obligations, to the extent that such default or delay:

     a. is caused by an event beyond the diligent control of IBM or Franklin, whichever is the entity unable to perform (the Nonperforming Party), such as fire, flood, earthquake, elements of nature, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, telecommunications network outages (except for local access failures), lockouts at the other party's facilities; and could not have been prevented by commercially reasonable precautions, alternative sources, workaround plans, or other means.

     b. Such default or delay ((a) and (b), collectively) is a Force Majeure Event.

     c. The Nonperforming Party will be excused from any further performance of the obligations affected by such Force Majeure Event for as long as such Force Majeure Event continues and the Nonperforming Party continues to use commercially reasonable efforts to recommence performance. The Nonperforming Party will immediately notify the other under this Agreement by telephone (to be confirmed in writing within five days of the inception of such default or delay) and describe at a reasonable level of detail the circumstances causing such Force Majeure Event. If a Force Majeure Event substantially prevents, hinders, or delays IBM's performance of the Services necessary for the operation of Franklin's critical functions, if any, then Franklin may procure such Services from an alternate provider until IBM is able to provide the Services. Franklin shall continue to pay IBM the applicable charges due during the period which the Force Majeure event substantially prevents, hinders, or delays IBM's performance of the Services necessary for the operation of Franklin's critical functions. If Franklin engages an alternate provider pursuant to this subsection, IBM shall reimburse Franklin for the amount that Franklin pays to such alternate provider, up to the amount that Franklin pays IBM during the same period.

     d. In the event that Franklin is unable, after diligent efforts, to find an alternate provider who can begin providing comparable Services during the first thirty (30) days after a Force Majeure event has commenced, or if Franklin determines in its good faith business judgment, that a Force Majeure Event is likely to continue for a period in excess of 90 days, Franklin may terminate this Agreement, without penalty, effective upon written notice to IBM.

     e. This Section does not affect IBM's obligation to provide disaster recovery Services, if any, to the extent set forth in Schedule M (Business Recovery Services), provided that such Force Majeure Event does not also prevent IBM from providing such disaster recovery Services.

19.  Transfer Assistance Services

     a. Temporary Extension of Services. Upon request, Franklin may elect to extend this Agreement at the then-current prices, charging methodology, and other applicable terms for up to six (6) months beyond the then-effective date of the expiration or termination of this Agreement (a "Temporary Extension of Services") by notifying IBM in writing of such election, such notice to be provided at least one hundred and twenty (120) days prior to such effective date, except in the case of a termination for an IBM Event of Default, in which case notice shall be provided simultaneously with the notice of Event of Default. As part of such Temporary Extension of Services, Franklin will pay IBM for: (i) the charges otherwise due and owing under this Agreement; and (ii) reasonable additional charges and expenses, if any, incurred by IBM as a result of the Temporary Extension of Services that are not covered by the charges otherwise due and owing under this Agreement, provided such additional charges and expenses are approved by Franklin in writing in advance.

     b. Charges. In calculating the Termination for Convenience Charge, if any is due, any months during which IBM provides Temporary Extension of Services will be added to the actual term months. For example, if termination is effective at the end of month forty eight (48), but Franklin extends Services for an additional four (4) months, then the parties will add the four (4) months to the forty eight (48) months (for a total of fifty two (52) months) when looking at the termination for convenience table listed in Schedule C.

     c. Transfer. As part of the Services, IBM agrees to provide to Franklin or Franklin's designee the transfer services ("Transfer Assistance Service") described in this Section. Transfer Assistance Services shall commence six (6) months prior to the expiration of the Term, or on such earlier date as Franklin may reasonably request in connection with a notice of termination of this Agreement. IBM shall provide Transfer Assistance Service to Franklin, on a continuous basis, for the lesser of (A) six (6) months following the effective date of the expiration or termination of the Agreement or (B) such time as Franklin requires to complete its transition to Franklin or a successor vendor, provided that Franklin shall use all reasonable efforts to complete transition of the Services to Franklin or
          Franklin's designees expeditiously, consistent with Franklin's reasonable business requirements (such period being the "Transfer Period.") Throughout the Transfer Period, IBM agrees to meet the Service Levels in effect as of the notice of termination and maintain at least the level and quality of Services in effect during the 90 days prior to expiration or termination, to perform the Transfer
          Assistance Service with the same degree of accuracy, quality, completeness, timeliness, responsiveness, and cost-effectiveness as it was required to provide the same or similar Services during the Term, and to cooperate in an orderly and efficient transition to Franklin or a successor vendor. IBM agrees to provide all the Transfer Assistance Services reasonably required by Franklin to assist Franklin in achieving seamless transition of the service to Franklin or a successor vendor, provided that both parties acknowledge that IBM cannot be held responsible for Franklin's or the successor vendor's performance. Franklin shall pay for all requested Services at the rates and charges set forth on Schedule C. Upon Franklin's request, IBM will provide the following assistance to Franklin, at reasonable time and materials rates to be agreed by the parties, at Franklin's direction: (i) assist Franklin in developing a written transition plan for the transition of the Services to Franklin or Franklin's designee;
          (ii) provide reasonable consulting services as requested to assist in implementing such transition plan; (iii) train a reasonable number of personnel designated by Franklin in the use of any equipment, software, materials, or processes to be transferred; (iv) assist in the execution of a parallel operation and testing process until the transition to Franklin or Franklin's designee has been successfully completed; (v) afford Franklin and Franklin's designees (other than for a competitor of IBM in the field of outsourcing) a reasonable opportunity to observe IBM's provision of the Services (including the performance of related preventive and remedial maintenance services), explain the Service and related Documentation; (vi) explain the Services and answer any reasonable questions Franklin or Franklin's designees may have pertaining thereto; and (vii) provide other reasonable technical assistance as requested by Franklin.

     d. As part of the Transfer Assistance Services, IBM will timely transfer the control and responsibility for all of the Services and Services-related functions previously performed by or for IBM to Franklin or Franklin's designees by the execution of any documents reasonably necessary to effect such transfers. IBM shall provide Transfer Assistance Services to Franklin or its designee pursuant to this Section 19 regardless of the reason for the expiration or termination of the Agreement; provided that if this Agreement is terminated by IBM for Franklin's failure to pay undisputed amounts, IBM may require Franklin to pay in advance for Transfer Assistance Services provided or performed under this Section.

20.  Term.

     a. Except with respect to Schedule M, this Agreement shall commence on the Effective Date and shall extend until 2400 hours, Pacific time, on the later of (i) the tenth anniversary of the Commencement Date or
          (ii) the last day of the Temporary Extension of Services or the Transition Period (if any), if not terminated earlier pursuant to
          Section 18 or 21 (the "Term"). If either party desires to renew the Agreement, it will notify the other in writing no less than twelve
          (12) months prior to the end of the Term. IBM will provide Franklin, within two months after such renewal request, with its proposed terms for such renewal. If Franklin and IBM both wish to renew the Agreement but are unable to agree upon the terms of the renewal as of three (3) months prior to the end of the term, the Agreement will be extended at the then-current prices, baselines, charging methodology, and other applicable terms for a period of six (6) months beginning on the date of expiration to enable Franklin and IBM to complete renewal negotiations.

     b. Schedule M shall commence on the Effective Date and shall extend until 2400 hours, Pacific time, on the seventh anniversary of the Commencement Date, if not terminated earlier pursuant to Section 18 or 21 (the "Business Recovery Services Term"). Franklin shall have the right to renew Business Recovery Services Term for three successive one year renewal terms, on the same terms and conditions as set forth in Schedule M, by providing IBM with written notice ninety (90) days before the expiration of the initial seven year term or before expiration of a one-year renewal term.

21.  Termination.

     a. Termination for Convenience. At any time after the third anniversary of the Commencement Date, Franklin may terminate or suspend this Agreement (but not including Schedule M) for convenience for any reason or no reason upon at least one hundred twenty (120) days written notice, and Franklin shall have no further obligations under this Agreement except for (i) payment for any acceptable Services completed by IBM prior to the effective date of termination; (ii) payment of the Termination for Convenience Charge specified in Schedule C and (iii) payment of the reasonable costs incurred by IBM in winding down the Services to termination that would not have been incurred if the Agreement had not been terminated for convenience, such amounts not to exceed $1,500,000 plus the amount of $50,000 multiplied by every three (3) employees in excess over 100 who are dedicated to providing Services as of the date on which Franklin gives notice of termination. For example, if on the date on which Franklin gives notice of termination, 121 IBM employees are dedicated to providing Services, the cap on the reasonable costs for which Franklin is liable under subsection (iii) above, is $1,850,000. If on the date on which Franklin gives notice of termination, 120 IBM employees are dedicated to providing Services, the cap on the reasonable costs for which Franklin is liable under subsection (iii) above, is $1,800,000.

     b. Termination for Cause. Either party may terminate this Agreement without penalty (including but not limited to the payment of a Termination for Convenience Charge) by providing written notice to the other if the other party fails to perform or comply with any material provision of this Agreement, including but not limited to the occurrence of any of the Defined Defaults listed below (each failure to perform or comply of Defined Default, an "Event of Default"). Termination due to an Event of Default, other than a Defined Default, under this Subsection (b), shall be effective thirty (30) days after the defaulting party receives written notice of termination if the default has not been cured within such thirty (30) day period. Without limitation of any other defaults that may occur under this Agreement, certain "Defined Defaults" are set forth in Schedule B. With respect to a Defined Default, termination shall be effective sixty (60) days after written notice from Franklin that a Defined Default has occurred. In the event of a Defined Default specified in Section 7.0
          g. of Schedule B, Franklin shall have the right to provide a written notice of termination to IBM at the point in time when IBM's failure to achieve the Personnel Turnover Service Level for the third year of the rolling five-year period occurs.

     c. Termination of Schedule M. At any time after the fifth anniversary of the Commencement Date, Franklin may terminate Schedule M for convenience for any reason or no reason upon at least one hundred twenty (120) days written notice, and Franklin shall have no further obligations under Schedule M except for (i) payment for any acceptable Services provided under Schedule M and completed by IBM prior to the effective date of termination; (ii) payment of the Termination for Convenience Charge for termination of Schedule M as specified in Schedule C. Further, Franklin shall have the right to terminate Schedule M, for convenience for any reason or no reason, if IBM and Franklin enter into an agreement, mutually agreeable to both parties, pursuant to which IBM shall provide managed operation services at a location not listed in Schedule I (which location shall be a "New Facility"), where such services include business recovery services and replace the business recovery services that IBM was providing hereunder. Such termination shall be effective ninety (90) days after IBM has commenced such managed operation services at the New Facility. Franklin shall also have the right to terminate Schedule M, immediately upon written notice, if IBM is more than ninety (90) days late in completing the final Business Recovery Milestone described in Schedule M.

     d. IBM may terminate this Agreement in accordance with the procedures set forth in Schedule C, Section 4.0(l).

     e. Leases at Expiration or Termination. If Franklin terminates this Agreement under Section 21 (a) or if IBM terminates this Agreement under Section 21 (b), Franklin agrees to accept the assignment of all unexpired leases. If the Agreement expires at the end of the Term, if Franklin terminates this Agreement under Section 21(b), or if IBM terminates this Agreement under Section 21 (d), Franklin shall have the option of accepting assignment of some or all unexpired leases.

     f. Survival. All provisions of this Agreement which by their nature must survive termination in order to achieve the fundamental purposes of this Agreement shall survive any termination of this Agreement, including but not limited to the following Sections: 13 (in accordance with its terms), 19, 21(f), 22, 24, 26, and 27(m).

22.  Development.

     a. Scope. The parties acknowledge that development of specific applications is not contemplated by the parties under this Agreement. Notwithstanding the foregoing, except as otherwise expressly set forth in writing signed by both parties that references this Section, the following provisions shall apply to all Works which are developed by or for either party (or their subcontractors), (either together or separately) or used in relation to the Services.

     b. IBM Developed Works. IBM Developed Works shall be owned by IBM and IBM hereby grants Franklin and Franklin Affiliates an irrevocable, perpetual, nonexclusive, worldwide, paid-up license to access, use, execute, reproduce, display, perform, modify (including preparing derivative works of) and otherwise use such Works as reasonably necessary to receive or otherwise use the Services or perform services comparable to the Services for itself. IBM agrees (i) it will not use any IBM Developed Works (including but not limited to software tools) to provide Services to Franklin if a third party would be required to use more than commercially reasonable efforts to migrate Franklin and Franklin Affiliates from such IBM Developed Works to a functionally comparable product; and (ii) it will diligently assist Franklin and Franklin Affiliates (and any third party who is to provide services to Franklin and Franklin Affiliates) to migrate from IBM Developed Works to a third party product. If IBM fails to comply with the foregoing, IBM hereby grants Franklin and Franklin Affiliates the right to sublicense its rights to IBM Developed Works to third parties to allow the third parties to provide services comparable to the Services to Franklin and Franklin Affiliates and provided that the third parties are under written obligations of confidentiality that are at least as restrictive as the confidentiality provisions herein. Notwithstanding the foregoing, Franklin and Franklin Affiliates may disclose and use the ideas, concepts, know-how and techniques related to Franklin's business activities which are contained in the IBM Developed Works and retained in the unaided memories of Franklin's and Franklin Affiliates' employees who have had access to the IBM Developed Works pursuant to this Agreement, provided that the foregoing shall not be construed to include information regarding IBM customers.

     c. Franklin Works. Franklin shall own all Works (a) authored, designed and/or developed by or for Franklin, Franklin Affiliates, or subcontractors; or (b) that are derivative works of other Works owned by Franklin or Franklin Affiliates or provided to IBM by Franklin or Franklin Affiliates or as to which IBM has access at the Franklin Data Centers ("Franklin Works"). To the extent necessary, IBM hereby assigns all right title and interest in the Franklin Works and all related intellectual property rights to Franklin. Franklin hereby grants (and will cause its Affiliates to grant) IBM an irrevocable, nonexclusive, worldwide, paid-up license during the Term to access, use, execute, reproduce, display, perform, and distribute copies of (internally and externally to its subcontractors), modify (including and preparing derivative works of) and otherwise use such Works provided, however, IBM may utilize such license only as is reasonably necessary to provide the Services to Franklin and Franklin Affiliates. Notwithstanding the foregoing, IBM may disclose and use the ideas, concepts, know-how and techniques related to IBM's business activities which are contained in the Franklin Works and retained in the unaided memories of IBM's employees who have had access to the Franklin Works pursuant to this Agreement, provided that the foregoing shall not be construed to include confidential information regarding Franklin's and Franklin Affiliates' customers.

     d. Franklin Developed Works. To the extent that any Works authored, designed and/or developed by or for Franklin or Franklin Affiliates are In-Scope Software or Equipment or are reasonably necessary for IBM's provision of the Services, Franklin hereby grants (and agrees to cause its Affiliates to grant) to IBM an irrevocable, nonexclusive, worldwide, paid-up license during the Term to access, use, execute, reproduce, display, perform, make, sell and otherwise distribute copies of (internally and externally to its subcontractors), modify (including preparing derivative works of) and otherwise use such Works, provided, however, IBM may utilize such license only as is reasonably necessary to provide the Services to Franklin and Franklin Affiliates.

     e. Jointly Developed Works. With respect to any Works authored, designed and/or developed jointly by Franklin or its Affiliates (including Franklin subcontractors other than IBM) and IBM or its Affiliates (including IBM subcontractors), all such Works shall be jointly and equally owned by the parties and each party may exercise its ownership rights without permission of or accounting to the other party, subject to the rights and obligations with respect to Confidentiality in
          Section 26 of this Agreement.

23.  Representations and Warranties.

     a. Each party represents and warrants to the other that it has the power and authority to enter into this Agreement and each Schedule or Schedule hereunder.

     b.   IBM represents and warrants that:

          i. any software, (including any updates, releases and versions thereto) and any media used to distribute it used by IBM to provide the Services, to IBM's knowledge, contains no computer instructions, circuitry, routines or other technological means ("Harmful Code") whose purpose is to disrupt, damage or interfere with Franklin's use of its computer and network facilities for their commercial, test or research and development purposes; and

          ii. In-Scope Software (including any updates, releases and versions thereto), but not including any Third Party OEM Software, and any media used to distribute it used by IBM to provide the Services shall be able to accurately process data (including without limitation, calculating, compiling and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations, and will create, store, process and output information related to or including dates on or after January 1, 2000 without error or omissions, provided that all hardware, software and firmware that interact with In-Scope Software (but not including Third Party OEM Software) shall also be able to accurately process data (including without limitation, calculating, compiling and sequencing) from, into and between the twentieth and twenty-first centuries, including leap year calculations, and will create, store, process and output information related to or including dates on or after January 1, 2000. At Franklin's request, IBM will provide evidence sufficient to demonstrate the ability of IBM's software and equipment provided under this Agreement to meet these requirements;

          iii. Third Party OEM Software that IBM provides will not be installed or utilized by IBM unless the manufacturer of such third party software has indicated that the software will perform in accordance with the warranty set forth in (ii) above, unless Franklin consents in writing in advance;

          iv. there are no pending or threatened lawsuits, claims, disputes or actions that would, if adversely determined, materially affect IBM's ability to meet its obligations hereunder;

          v. other than the consents as to which Franklin is required to obtain pursuant to Section 9.d, IBM will obtain all consents and license or other rights necessary from third parties (including but not limited to third party vendors of software and hardware that IBM uses to provide the Services) to enable Franklin to receive and enjoy the benefits of the Services; and

          vi. it has and will maintain manufacturer's warranties of the kind typically used in the applicable industry for all software and equipment used to provide the Services and will pass on the benefits of such warranties to the full extent possible to Franklin.

     c. THE EXPRESS WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO DIMINISH IN ANY WAY WARRANTIES SPECIFICALLY APPLICABLE TO ANY SOFTWARE OR HARDWARE THAT IBM USES TO PROVIDE SERVICES HEREUNDER.

24.  Indemnification.

     a. IBM shall indemnify, hold harmless and defend Franklin, its Affiliates and its and their directors, officers, employees and agents, at IBM's expense, against any claim by a third party against Franklin:

          i. that any software, equipment or other material owned and provided to Franklin by IBM under this Agreement infringes a copyright or patent or misappropriates a trade secret;

          ii. that a contractual obligation expressly assumed by IBM in writing (other than this Agreement) was not performed by IBM;

          iii. resulting from an act or omission of IBM in its capacity as an employer of any Hired Employee, which acts or omissions are not authorized by Franklin, or are not authorized by this Agreement, including claims concerning employment related to: (i) allegations of wrongful discharge, discharge in violation of public policy, harassment or discrimination on the basis of race, color, sex, religion, national origin, age, disability, retaliation or other unlawful conduct alleged by such employees, or any such applicant for employment with IBM or any claim for benefits by Hired Employees under IBM's benefit plans; (ii) misrepresentations by IBM; (iii) allegations of fraud by IBM or detrimental reliance on the conduct of IBM; (iv) violations by IBM of public policy or law or (v) other unlawful conduct alleged to have been engaged in by IBM;

          iv. based on any representations, oral or written, made by IBM to the Available Affected Employees, regarding the employment of the Available Affected Employees with IBM under this Agreement, unless such representations were expressly authorized in writing by Franklin;

          v. from any claim or damages due to the injury or death of any individual, including but not limited to the Hired Employees and/or the Available Affected Employees, or the loss or damage to real or tangible personal property, resulting from the willful or negligent acts or omissions of IBM, including but not limited to any such loss or damage involving the Hired Employees and/or the Available Affected Employees;

          vi. from any claims involving any allegations by the Hired Employees that IBM and Franklin are a single and/or joint employer, or in any similar or related capacities, for the time period from and after the Hired Employees commencement of employment with IBM; and

          vii. for taxes, interest, or penalties against Franklin that are obligations of IBM pursuant to this Agreement arising from a breach of IBM's warranty set forth in Section 23(b)(v).

     b. Franklin shall indemnify, hold harmless and defend IBM, its Affiliates and its and their directors, officers, employees and agents, at Franklin's expense, against any claim by a third party against IBM:

          i. that any software, equipment or other material provided to IBM by Franklin under this Agreement infringes a copyright or patent or misappropriates a trade secret;

          ii.  that a contractual  obligation  expressly  assumed by Franklin in
               writing  (other  than  this   Agreement)  was  not  performed  by
               Franklin;

          iii. resulting from an act or omission of Franklin in its capacity as an employer or former employer of any Affected Employee, which acts or omissions are not authorized by IBM, or authorized by this Agreement, including claims concerning employment related to: (i) allegations of wrongful discharge, discharge in violation of public policy, harassment or discrimination on the basis of race, color, sex, religion, national origin, age, disability, retaliation or other unlawful conduct alleged by such Affected Employees or any claim for benefits by Affected Employees under Franklin's benefit plans; (ii) misrepresentations by Franklin;
               (iii) allegations of fraud by Franklin or detrimental reliance on the conduct of Franklin; (iv) violations by Franklin of public policy or law or (v) other unlawful conduct alleged to have been engaged in by Franklin;

          iv. based on any representations, oral or written, made by Franklin to the Affected Employees, regarding the employment of the Affected Employees with IBM under this Agreement, unless such representations were expressly authorized in writing by IBM;

          v. from any claim or damages due to the injury or death of any individual, or the loss or damage to real or tangible personal property, resulting from the willful or negligent acts or omissions of Franklin; and

          vi.  for  taxes,   interest,   or  penalties   against  IBM  that  are
               obligations of Franklin pursuant to this Agreement.

     c. The indemnified Party shall (i) notify the indemnifying Party of the claim promptly after the indemnified Party becomes aware of the claim or the threat thereof (provided that failure to provide prompt notice shall not excuse an the indemnifying Party from its obligations unless such failure materially prejudices the indemnifying Party), (ii) give the indemnifying Party the right to control the defense of the claim, and (iii) provide the indemnifying Party with any assistance reasonably requested by the indemnifying Party in the defense and settlement of the claim. The indemnifying Party's obligation to indemnify shall include, without limitation, an obligation to pay any damages resulting from the claim that are finally awarded in a legal action against the indemnified Party (or any settlement of the claim), any costs reasonably incurred by the indemnified Party in assisting the indemnifying Party at the indemnifying Party's request, such as expert witness fees and attorney's fees. The indemnifying Party may settle, at the indemnifying Party's sole expense, any claim for which the indemnifying Party is responsible under this Section 24, provided that such settlement does not impose any additional liability on the indemnified Party. The indemnified Party reserves the right to employ counsel at its own expense to participate in the defense of any claim.

     d. Right to Mitigate. If, in the indemnifying or indemnified Party's opinion, regardless of whether there has been notice from an indemnified Party, a claim described in (a)(i) above has been or is likely to be asserted against an indemnified Party or the indemnifying Party, the indemnifying Party may, at its option and sole expense (i) procure the right to continue using the allegedly infringing software, equipment or other material; (ii) replace the material with non-infringing material or modify the material to make it non-infringing, provided that such replacement or modification does not materially alter or otherwise limit the functionality of such material.

     e.   Exceptions.  The  obligations  of the  indemnifying  Party  under this
          Section 24 with respect to (a)(i) above do not apply with respect to software, equipment or other material to the extent such software, equipment or other material (i) is developed in accordance with requirements specified in writing (whether alone or in combination with the indemnifying Party or a third party) by an indemnified Party,
          (ii) is modified by a Person other than the indemnifying Party, and not at the direction of the indemnifying Party, if the alleged infringement relates to such modification, or (iii) is combined with other software, materials, products, processes or data, if the alleged infringement results from such combination, unless such combination was reasonably expected to have occurred.

25.  Limitation of Liability.

     a. EXCEPT WITH RESPECT TO EITHER PARTY'S BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 26, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING, BUT NOT LIMITED TO LOSS OF BUSINESS PROFITS OR REVENUES, (INCLUDING BREACH, NEGLIGENCE OR OTHER CONTRACT OR TORT CLAIM) EVEN IF FORESEEABLE OR IF THE PARTIES HAVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

     b. EXCEPT WITH RESPECT TO (A) FRANKLIN'S OBLIGATIONS TO PAY FOR SERVICES OR OTHER CHARGES IN ACCORDANCE WITH THIS AGREEMENT; (B) DAMAGES FOR BODILY INJURY (INCLUDING DEATH) AND DAMAGES TO REAL PROPERTY AND TANGIBLE PERSONAL PROPERTY; (C) EITHER PARTY'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 24 ABOVE; (D) EITHER PARTY'S BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER SECTION 26; IN NO EVENT SHALL EITHER

          PARTY'S LIABILITY TO THE OTHER PARTY FOR ALL CLAIMS OR CAUSES OF ACTION UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNT OF PAYMENTS MADE BY FRANKLIN TO IBM UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING THE ACCRUAL OF THE CLAIM OR CAUSE OF ACTION OR IF THE CLAIM OR CAUSE OF ACTION ACCRUES WITHIN THE FIRST TWELVE MONTHS OF THE COMMENCEMENT DATE, THE AMOUNT OF THE ANNUAL SERVICE CHARGE FOR THE FIRST CONTRACT YEAR.

     c. If any applicable law does not allow the limitation or exclusion of liability as provided for in this Agreement, the subject limitation or exclusion of liability shall be deemed modified so as to limit or exclude the parties' liability for damages hereunder to the greatest extent permitted by such law.

26. Confidential Information. Franklin and IBM agree that the following confidentiality provisions shall apply.

     a. Neither party shall disclose the other party's Confidential Information or knowingly permit its representatives to disclose the other party's Confidential Information to any person other than persons among its representatives having a specific need to know in performance of the work. Confidential Information shall only be used by a party to which Confidential Information has been disclosed (the "Recipient") to fulfil its obligations or exercise its rights under this Agreement. Franklin agrees and acknowledges that IBM may use third parties in the provision of the Services and otherwise to fulfil its obligations hereunder and may therefore disclose Confidential Information of Franklin to such third parties (and such third parties my use such Confidential Information in providing the Services) provided that such third parties are obligated in writing to hold Confidential Information as confidential under terms and conditions at least as strict as those set forth herein. Each party agrees and acknowledges that the other party may disclose Confidential Information to third parties who are providing professional services to a party (e.g., legal or accounting services) provided that such third parties are obligated in writing to hold Confidential Information as confidential under terms and conditions at least as strict as those set forth herein or are otherwise under a confidentiality obligation.

     b. If a subpoena or other legal process in any way concerning Confidential Information is served upon Recipient, Recipient shall notify the disclosing party ("Discloser") promptly, and the Recipient shall provide notice to the Discloser, take all reasonably steps to minimize the disclosure and maintain the confidentiality of the information and shall cooperate with the Discloser, at the latter's expense, in any lawful effort to contest the validity of such subpoena or other legal process.

     c. The obligations of confidentiality in this Section shall not apply to any information which a party has in its possession when disclosed to it by the other party, information which a party independently develops, information which is or becomes known to the public other than by breach of this Agreement or information rightfully received by a party from a third party without the obligation of confidentiality.

     d. Upon completion, expiration or termination of this Agreement, or at any other time upon request, each party shall return or destroy any and all related Confidential Information of the other party and all copies thereof (in whatever form and on whatever medium).

     e. Notwithstanding anything to the contrary in this Agreement, the Recipient may disclose and use the ideas, concepts, know-how and techniques related to Recipient's business activities which are contained in the Discloser's Confidential Information and retained in the unaided memories of Recipient's employees who have had access to the Confidential Information pursuant to this Agreement, provided that the foregoing shall not be construed to include information regarding the Discloser's customers.

     f. The terms of this Section 26 shall survive for two years after the expiration or termination of this Agreement.

27.  Miscellaneous.

     a. Interpretation. If any of the provisions of this Agreement are held invalid, the remaining provisions shall be unimpaired.

     b. Headings. Headings are for reference and shall not affect the meaning of any of the provisions of this Agreement.

     c. Joint Work Product. The parties, who have both been represented by legal counsel, have jointly participated in negotiating and drafting this Agreement, including its Schedules and any attachments. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the parties and no presumption, inference or burden of proof shall arise favoring or disfavoring a party by virtue of authorship of any or all of the Agreement provisions

     d. Inconsistencies. In the event of any inconsistency or conflict among this Agreement, or any Schedule or Exhibit, the governing provisions and interpretation necessary to resolve the inconsistency or conflict shall be based on the following order: this Agreement, followed by the specific Schedule or Exhibit.

     e. Relationship of the Parties. The parties are independent contractors. Nothing in this Agreement or in the activities contemplated by the parties pursuant to this Agreement shall be deemed to create an agency, partnership, employment or joint venture relationship between the parties. Each party shall be deemed to be acting solely on its own behalf and, except as expressly stated, has no authority to pledge the credit of, or incur obligations or perform any acts or make any statements on behalf of, the other party. Neither party shall represent to any person or permit any person to act upon the belief that it has any such authority from the other party.

     f. Compliance with Laws. The parties shall comply with all applicable federal, state and local laws, regulations and ordinances as they materially relate to this Agreement and the Services.

     g. No Third Party Beneficiary. It is intended that Franklin and Affiliates of Franklin (other than natural persons) and their respective successors or permitted assigns will receive the Services under this Agreement (the "Franklin Entities"). Except as provided in this subparagraph, nothing in this Agreement express or implied, is intended to confer, nor shall anything herein confer on, any other entity or person, including but not limited to employees of the Franklin Entities or any agents of or contractors to the Franklin Entities, any rights, remedies, obligations or liabilities.

     h. Waiver and Enforceability. No waiver by any party of any breach of this Agreement or failure of any party to take action to enforce or assert any right or remedy hereunder shall be deemed a waiver of any prior, concurrent or subsequent breach. No waiver shall be effective unless it is made in writing.

     i. Modification. This Agreement can only be modified in a writing signed by duly authorized representatives of both parties. No conflicting terms on P.O.'s or invoices issued between the parties with respect to the services provided by IBM shall apply. No amendments to this Agreement shall be enforceable unless in writing and signed by authorized representatives of IBM and Franklin.

     j. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality of such provision shall have no effect upon and shall not impair the enforceability of any of the other provisions of this Agreement.

     k. Notices. Notices required pursuant to this Agreement shall be given by personal delivery, by commercial express courier, by certified or registered mail, or by facsimile transmission that is followed by certified or registered mail. Notices shall be sent to the respective addresses given below or such substitute address as either party may give by providing notice in accordance with this provision. Notices shall deemed given when received or, in any event, five (5) days after being deposited into the U.S. mail, properly addressed, certified or registered mail, postage pre-paid. Addresses for notice are:

---------------------------------------------------------------------------------------------

To IBM:                                         To Franklin:
International Business Machines Corporation     Franklin Templeton Companies, LLC
425 Market Street, 20th Floor                   777 Mariners Island Blvd.
San Francisco, CA 94105                         San Mateo, CA 94404
Attention: IBM Project Executive (Melody        Attention:  Allen J. Gula, Jr.,Technology
Gayeski)                                         Department

With a copy to:                                 With a copy, at the same address, to:
International Business Machines Corporation     Attention: Leslie Kratter, Senior Vice
Route 100                                       President, Contract Administration Department
Somers, NY, 10589
Attention:  IBM General Counsel
---------------------------------------------------------------------------------------------

     l. Assignment. On written notice to IBM, Franklin shall have the right to assign this Agreement to any affiliate or in connection with a merger, acquisition, or sale of all or substantially all of the assets to which this Agreement relates. No other assignment of this Agreement (including by acquisition or change of control) shall be effective without the prior written consent of the other party, which shall not be unreasonably withheld. IBM is free to assign its right to receive payments hereunder.

     m. Publicity. IBM and Franklin will obtain the other's prior written consent before publicly using any advertising, written sales promotion, press releases, or other publicity materials that describe or refer to this Agreement or in which the other's name is used or may reasonably be inferred. Notwithstanding the foregoing, IBM and Franklin may include the other party's name, and a brief, factual description of the work performed under this Agreement: (i) on employee bulletin boards; (ii) in its list of references; (iii) in the experience section of proposals; (iv) in internal business planning documents; and (v) whenever necessary to comply with generally accepted accounting principles or applicable laws. Franklin shall have the right to approve the foregoing factual description, provided that such approval will not be unreasonably withheld or delayed and that, once approved, IBM may reuse the factual description for different, permitted purposes. Notwithstanding anything else in this Agreement, IBM shall not disclose the existence of or any terms and conditions of this Agreement to anyone outside of IBM until Franklin has internally announced this Agreement.

     n. GOVERNING LAW. This Agreement shall be governed by and construed in all respects in accordance with the laws (without regard to the laws of conflicts of law that may be applicable to refer any interpretation to the law of another jurisdiction) of the State of California.

     o. Entire Agreement. This Agreement is comprised of this Agreement and any Schedule or Exhibits specified hereunder or which are added to hereto by the parties; such Schedule or Exhibits are incorporated by this reference and shall constitute a part of this Agreement as if fully set forth herein. This Agreement constitutes the entire agreement between the parties respecting the subject matter herein and supersedes all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, between the parties respecting the subject matter hereof.

     p. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all such counterparts together shall constitute but one and the same instrument. Signatures may be exchanged by facsimile, and such facsimile signatures will be deemed original.

     Executed by the duly authorized representatives of the parties as of the dates corresponding with their signatures below.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

--------------------------------------------------------------------------------

International Business Machines Corporation  Franklin Templeton Companies, LLC.,

By:    /s/ Walter A. Howell                  By: /s/ Allen J. Gula, Jr.
       ---------------------                     ----------------------
Name:  Walter A. Howell                          Name: Allen J. Gula, Jr.
Title: Vice President                            Title: Senior Vice President


                                             Franklin Templeton Companies, LLC.,
                                             By: /s/ Martin L. Flanagan
                                                 ----------------------
                                                 Name: Martin L. Flanagan
                                                 Title: President

--------------------------------------------------------------------------------
------------------------------------------------------------
                                AGREEMENT BETWEEN
                                FRANKLIN AND IBM
------------------------------------------------------------------------------
                                   SCHEDULE A

                      SERVICES AND SUPPORT RESPONSIBILITIES




I.  INTRODUCTION.......................................................2
II.  DEFINITIONS.......................................................2
III. SERVICE HOURS.....................................................5
IV.  DOCUMENTATION.....................................................5
V.   DESCRIPTION OF SERVICES AND SUPPORT ACTIVITIES....................6
   1.0   General Responsibilities......................................6
    1.1  Reporting.....................................................6
    1.2  Meetings......................................................6
   2.0   Systems Engineering...........................................7
   3.0   Systems Management Controls...................................7
    3.1  Systems Management Control Project Office.....................7
    3.2  Configuration Management......................................7
    3.3  Change Management.............................................8
    3.4  Performance Management........................................9
    3.5  Problem Management............................................9
    3.6  Capacity Planning............................................10
    3.7  Availability Management......................................10
   4.0   Systems Operations...........................................11
    4.1  General Description of Systems Operations....................11
    4.2  Processing Operations........................................12
    4.3  Midrange and Intel Systems Operations........................12
   5.0   Production Control Services..................................12
    5.1  General Description..........................................12
    5.2  Mainframe Production Control Services........................13
   6.0   Systems and Technical Support................................14
   7.0   Storage Management Services..................................15
   8.0   Data Base Management Services................................15
   9.0   Tape Management Services.....................................16
    9.1  General Description of Tape Management Services..............16
   10.0  Output Services..............................................17
   11.0  System Testing and Implementation Services...................18
   12.0  Maintenance Services.........................................19
   13.0  Application Support Services.................................19
   14.0  Security Management..........................................20
    14.1 General Responsibilities.....................................20
    14.2 Physical Security............................................20
    14.3 Logical Access Control.......................................20
   15.0  Business Recovery Services...................................22
   16.0  Other Services and Responsibilities..........................22

I.   INTRODUCTION

This Schedule describes the duties and responsibilities of International Business Machines Corporation and Franklin Templeton Companies, LLC (referred to herein as IBM and Franklin, respectively; or as a Party or the Parties) related to IBM's provision of steady state Services. A description of the Services IBM will provide and the responsibilities of the parties with regard to the transition to steady state are described in Schedule D (Transition).

II.  DEFINITIONS

The following terms have the meanings set forth below when used in this Schedule (and in the base Agreement and other Schedules). Capitalized terms not defined in this Section 2.0 have the meanings set forth in the Agreement or other Schedules.

a.   Abend means, with respect to computer processing, an abnormal end of task.

b. Applications Software means those programs and programming, including all supporting documentation and media, that perform specific End User related data processing and telecommunications tasks. For purposes of this Schedule, Applications Software also includes database management software in all platforms except the mainframe.

c. Availability Management means the process for coordinating the appropriate skills, information, tools and procedures required to manage the availability of the Mainframe, Midrange, and Intel server devices, and the supporting hardware and software components that IBM uses to provide Services.

d. Batch Management means the process for controlling production batch work including the scheduling of resources, the processing of data and transactions and the distribution of data output/information between End Users.

e. Capacity Management means the process for the development and maintenance of tactical and strategic plans to verify that the operating environments accommodate Franklin's growing or changing business requirements.

f. Change Management means the process for the planning, testing, coordinating, implementing and monitoring of changes affecting service delivery and the operating environments. The process will not adversely impact Service delivery.

g. Configuration Management means the process for processing and tracking hardware and software configuration changes and maintaining lists and diagrams of system configurations.

h.   DASD means direct access storage device.

i. Data Center means either the IBM Data Center(s) or the Franklin Data Center(s), as identified on Schedule I (Facilities), or both.

j.   Facilities   means   those   Franklin   locations   listed  in  Schedule  I
     (Facilities).

k. Franklin Data Network means the portions of the network that Franklin is responsible for providing as set forth in Schedule H.

l. End Users means users of Services who are employees, Affiliates, and contractors or other designees of Franklin.

m.   End  User  Machines  means  all  workstations,   terminals,  printers,  and
     associated peripheral equipment located at Franklin Facilities.

n. Focal Point means the individual designated by either Party to act as the single point of contact within a specified set of Services or Facility to whom the other Party may direct all communications related to such set of Services or Facility.

o.   Franklin Machines means machines that are:

     1. owned, leased or rented by Franklin Resources, Inc. on or after the Effective Date; and

     2.   used by IBM to provide the Services.

p. Holiday means the days specified as holidays by Franklin corporate policy, which list of holidays Franklin will provide to IBM annually.

q. IBM Data Network means the network owned, managed and maintained by IBM, IBM partners or IBM vendors.

r. IBM Management Environment means IBM's tools, processes and programs which are used by IBM in managing of the System Layer.

s. Implementation means the collaborative planning, preparation, physical installation, and post installation validation of changes within the test and production environments in compliance with Change Management procedures set forth in the Procedures Manual.

t. Information Security Controls Document means the guidelines to establish security implementation practices and procedures for the protection of Franklin and IBM.

u. Intel Server means those servers identified as such and listed in Schedule G (Machines) on the Effective Date and, subsequently, those machines listed in the IBM database of assets.

v.   Inventory  Management means the process for maintaining a record of the IBM
     and  Franklin  equipment   (including  incoming  and  outgoing)  for  those
     environments for which IBM is providing Services.

w. Level 1 Support means the initial request is handled by an individual who takes the incoming request and attempts to fulfill the request. Specific responsibilities include:

     1.   responding to the incoming request;

     2.   gathering the appropriate information for the type of request;

     3.   assessing the severity and priority of requests;

     4.   attempting to fulfill the request;

     5.   reassigning requests as needed;

     6.   contacting the customer for further information, as required;

     7.   performing escalation as necessary;

     8.   performing notification as required; and

     9.   closing requests that are fulfilled, with customer agreement.

x. Level 2 Support means the call is referred to a subject matter expert who handles additional request fulfillment. Specific responsibilities include:

     1.   fulfilling assigned requests;

     2.   documenting all actions in the request record;

     3.   contacting the customer for further information, if required;

     4.   participating in root cause analysis, when required;

     5.   requesting escalation;

     6.   working with vendors as necessary;

     7.   assisting in the use of supported products;

     8.   making recommendations for process and tool improvements;

     9.   contacting other service providers, as required; and

     10.  interfacing  with  other  systems,   networks,  and  operating  system
          environments.

y. Level 3 Support means the call is referred to a subject matter expert who handles request fulfillment requiring more in-depth expertise than Level 2. These subject matter experts may be part of external organizations (vendors). Specific responsibilities include:

     1.   fulfilling assigned requests;

     2.   documenting all actions in the request record;

     3.   contacting the customer for further information, if required;

     4.   participating in root cause analysis, when required;

     5.   requesting escalation;

     6.   working with vendors as necessary;

     7.   assisting in the use of supported products;

     8.   making recommendations for process and tool improvements;

     9.   contacting other service providers, as required; and

     10.  interfacing  with  other  systems,   networks,  and  operating  system
          environments.

z. Local Area Network or LAN means the configuration (hardware components, software, and communications devices) used to transmit and receive data signals within a Facility.

aa. Mainframe Machine means those machines listed as such in Schedule G (Machines) on the Effective Date and, subsequently, those machines listed in the IBM database of assets.

bb. Midrange Machine means the UNIX, AS/400, DEC Alpha or DEC Vax system (servers) as listed in Schedule G (Machines) on the Effective Date and, subsequently, those machines listed in the IBM database of assets.

cc.  Other  Site  means a  location  identified  as "other  site" and  listed in
     Schedule I (Facilities).

dd.  Performance  Management  means  the  process  for  monitoring,   measuring,
     analyzing and reporting systems performance as compared to the Service Levels.

ee. Post Print Operations means processes that occur after the printed output is removed from the printer and placed in the mutually agreed upon designated area, and includes, but is not limited to, bursting, trimming, stuffing/insertion, addressing, sorting, mailing and courier services.

ff.  Prime  Site  means a location  identified  as a "prime  site" and listed in
     Schedule I (Facilities).

gg. Problem Management means the process for identifying, recording, tracking, and correcting issues impacting service delivery, recognizing recurring problems, addressing procedural issues and containing or minimizing the impact of problems that occur for the levels of support (i.e. Level 2 and Level 3) described in this Schedule A.

hh. PTF is a Program Temporary Fix or repair patch provided by the software vendor.

ii. Recovery Management means the process for planning, establishing and testing the recovery procedures required to reestablish the functionality of systems included in the Services in the event of a failure. The intent of this process is to anticipate and minimize the impact of systems resource failure through the development of predefined, documented procedures and software/hardware recovery capabilities.

jj.  Remote  Site means a  location  identified  as "remote  site" and listed in
     Schedule I (Facilities).

kk. Services Machines means those machines that are listed as "Services Machines" in Schedule G (Machines) on the Effective Date and, subsequently, those machines listed in the IBM database of assets.

ll. Standard Reports means those reports IBM provides to Franklin, as agreed by the Parties and listed in the Procedures Manual.

mm. System Layer is the combination of the Hardware and Systems Software that provides access to resources required by the Application Software.

nn. Systems Software means those programs and programming, including all supporting documentation and media, that perform tasks basic to the functioning of the hardware and which are required to operate the Applications Software or otherwise support the provision of Services by IBM.

oo.  TCP/IP means transmission control protocol/internet protocol.

pp. Testing means the combined effort of exercising data processing subsystems/systems (including software and hardware) and production procedures, in an environment which progressively simulates operational processes and conditions to allow for verification and validation of system readiness to support business functions, workflow, data integrity, operational support and rerun/restart/recovery.

qq. User Identification or User ID means a string of characters (i.e., a user name or a password) that uniquely identifies a user to a system and enables access to a system or specific data residing on a system.

III. SERVICE HOURS

IBM will provide the Services specified in this Schedule 24 hours/day, 7 days/week, 365 days/year. Project offices and administrative functions will be open during normal business hours, on normal business days, excluding Holidays. The Parties may agree to extended hours for the project office and administrative functions.

IV.  DOCUMENTATION

Franklin and IBM agree that the Procedures Manual will incorporate appropriate implementation details and procedures for the Services.

a.   IBM is responsible for:

     1. creating, updating and maintaining the Procedures Manual in consultation with Franklin. IBM will obtain Franklin's prior approval of any Franklin obligations and any proposed changes to any Franklin obligations before inclusion in the Procedures Manual and IBM will not reduce its obligations under the Agreement and will not make changes which would materially alter performance of Services without Franklin's prior written approval;

     2.   reviewing  operations   documentation  for  adherence  to  operational
          procedures and standards;

     3.   periodically   distributing   to   appropriate   Franklin   employees,
          information   bulletins   regarding  new  or  changed  operations  and
          procedures;

     4.   developing operations documentation for all Systems Software;

     5. developing, implementing and maintaining a common electronic, web-accessible document repository through which Franklin may authorize IBM to provide Franklin employees with access to read, download and print documents relating to activities which could reasonably be expected to affect business operations, including but not limited to Project Change Requests ("PCR's"), project plans and schedules and the Procedures Manual; and

     6. maintaining procedural documentation necessary to the currency of the disaster recovery plan.

b.   Franklin will:

     1. provide IBM with existing documentation for operations procedures and processes relating to the Applications Software and Franklin Machines as well as any new documentation for operations procedures and processes related to new Applications Software and new Franklin Machines for inclusion in the Procedures Manual to the extent required for IBM to perform the Services;

     2. assist IBM in IBM's development of documentation of Franklin's operations and procedures existing prior to the Effective Date of this Agreement, for which documentation is not current and available for transmittal to IBM on or before the Effective date; and

     3. assist IBM in development and implementation of the electronic document repository.

V.   DESCRIPTION OF SERVICES AND SUPPORT ACTIVITIES

The Services described in this Section V will be provided for the application development and maintenance, testing, and production environments unless otherwise noted.
1.0  GENERAL RESPONSIBILITIES
IBM will provide the Services in accordance with the descriptions contained in this Schedule and the Procedures Manual. Franklin will support IBM's provision of the Services in accordance with the descriptions contained in this Schedule and the Procedures Manual. During the Term, IBM will continue to investigate new technologies, look for areas of improvement of Services described herein, and recommend initiatives required to implement those improvements that would be beneficial to Franklin's business operations and to make effective use of IT resources. At a minimum, IBM will work with Franklin during the annual planning session to prioritize improvement activities.
1.1  REPORTING
IBM will provide Franklin with Standard Reports for which a representative sample is referred to in Schedule N, which will reflect the statistics related to IBM's operational responsibilities and performance as defined within this Schedule A (Services and Support Responsibilities). Specifically, within the first 90 days following the Commencement Date, IBM will provide Franklin with the periodic reports that Franklin was generating immediately prior to the Effective Date. Included within these reports will be the information necessary to support creation of Franklin's Executive Level Business Review (ELBR) report, which IBM will continue to provide to Franklin throughout the Term. Beginning no later than 90 days following the Commencement Date, IBM will also provide Franklin with drafts of the format for the periodic standard reports that IBM will provide Franklin during the Term. In the event that Franklin desires additional reporting or modifications to the standard report formats provided, requests for changes will be considered pursuant to Change Management procedures set forth in the Procedures Manual.
1.2  MEETINGS
The Parties agree that frequent and ongoing communication is required to support the working relationship set forth in this Agreement. Within the first 90 days after the Effective Date, Franklin and IBM will mutually determine a schedule of periodic operations and contract management meetings between the Parties and define the participation from each company. IBM will publish an agenda for each meeting sufficiently in advance to allow meeting participants a reasonable opportunity to prepare. Additionally, meeting minutes will be recorded and distributed to appropriate Franklin and IBM management. Actions as appropriate will be recorded and tracked through closure in the respective meetings.

The periodic meetings will include, but not be limited to:

a.   Operations Management

     1. a daily operations review meeting to discuss operations and events, plan immediate steps required to support operational priorities, and assign appropriate resources to perform actions;

     2. bi-weekly problem management meetings to discuss status of open problems and problem resolution trends and problematic areas;

     3. weekly change management meetings to review and assess production and test environment recommended changes;

     4. a weekly operations meeting to discuss the week's operational trends and the results of daily performance and planning meetings and activities; and

     5. a monthly operations performance meeting to review monthly service level attainment reports, recurring issues and actions to solution, operational trends and recommendations, and other matters, as appropriate; and

     6. participate in service review meetings with vendors and service providers under contract with Franklin who interact with IBM relative to the Services, as Franklin reasonably requests.

b.   Relationship Management

     1.   A  quarterly   senior   management   meeting  to  review   appropriate
          contractual, business, planning or performance issues; and

     2. An annual planning session to coincide with Franklin's budgeting process to outline the next 12-15 month operational view, including strategic investments, growth and project related work.

2.0  SYSTEMS ENGINEERING
IBM will provide systems engineering support for the Mainframe, Midrange and Intel server environments, as described below.
a.   IBM will:

     1.   perform  infrastructure  architecture,   engineering  and  design  for
          In-Scope Hardware and In-Scope Software and prepare and present documentation relating to any material changes in the infrastructure to the Franklin Architectural Review Board and any such material changes must be approved by the Franklin Architectural Review Board, provided that an infrastructure change shall not require approval if the change is made in accordance with Franklin's strategic infrastructure standards developed under Section 2.0 b. 1. below;

     2. perform requirements analysis for hardware and systems software and provide that information to Franklin in a schedule and format to be agreed upon by the parties;

     3. perform periodic review of software for determination of currency and necessity to working environment;

     4. perform project management of change and upgrade activities to the infrastructure through design phase;

     5. perform hardware and software prototyping for In-Scope Hardware and In-Scope Software;

     6. perform review and analysis of major trends in Level 1 and Level 2 support and facilitate transfer of information and knowledge to Level 1 and Level 2 support personnel;

     7.   provide management and oversight of the design/engineering lab;

     8.   document and monitor adherence to standards; and

     9.   coordinate  with third party  vendors as they  relate to the  In-Scope
          Hardware   and  In-Scope   Software  and  to  IBM's   responsibilities
          continuously to seek improved technologies and efficiencies.

b.   Franklin will:

     1. in cooperation with IBM, establish strategic infrastructure standards and communicate those standards to IBM in a schedule and format to be agreed to by the parties;

     2. retain responsibility for systems engineering for the distributed Windows/Intel desktop environment;

     3.   establish the design and engineering lab;

     4.   coordinate with IBM new and developing technology research; and

     5. assist with IBM in review and analysis of trends in Level 1 and Level 2 support;

3.0  SYSTEMS MANAGEMENT CONTROLS
IBM will provide to Franklin, and IBM and Franklin will mutually agree on and use, the System Management Controls (SMC) procedures as the standard set of disciplines for managing information systems included within the Services. The SMC procedures, in some combination, apply to all the Services provided, and they will be implemented, as described in this Schedule, to each Service being provided. The Procedures Manual will contain the SMC procedures. IBM's SMC responsibilities will consist of Configuration Management, Change Management, Performance Management, Problem Management; Capacity Planning; and Availability Management, as described herein.
3.1  SYSTEMS MANAGEMENT CONTROL PROJECT OFFICE
IBM will create a dedicated project office to coordinate and provide direction to the overall development and implementation of Systems Management Controls.
3.2  CONFIGURATION MANAGEMENT

a.   IBM will maintain and provide documentation for the following:

     1.   operating systems configuration;

     2.   backup and restore processes;

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

     3.   an inventory of In-scope Hardware and In-scope Software; and

     4.   hardware configuration reports.

b.   Franklin   will  provide  IBM  with  existing   documentation   and  future
     requirements for the following:

     1.   operating systems configuration;

     2.   network operating systems configuration;

     3.   backup and restore processes; and

     4.   hardware configuration reports.

3.3  CHANGE MANAGEMENT

a.   IBM will:

     1. work with Franklin to develop procedures for handling all planned and emergency changes affecting the In-Scope Hardware, In-Scope Software and Services, including review, approval, communication and documentation;

     2. document and communicate changes made by IBM affecting the In-Scope Hardware, In-Scope Software and Services in accordance with the change management procedures contained in the Procedures Manual;

     3.   record and track approved change requests;

     4. schedule or manage testing and implementation of approved changes, including communication to and coordination with Franklin designated business units' coordinators;

     5.   evaluate  planned  changes  to  the  In-Scope  Hardware  and  In-Scope
          Software and advise Franklin of any requirements to support such changes;

     6. verify operations of hardware and Systems Software following changes to the hardware or Systems Software environment, by checking job logs and system messages;

     7. provide automation scripts, where possible, for tasks associated with a changes;

     8.   receive and handle notification of related change activity;

     9.   track change history of managed resources;

     10.  provide standard change management reports;

     11.  create and maintain a tactical change calendar;

     12. create and maintain a current and accurate database of assets that contains a list of all equipment and Systems Software that IBM is using to provide Services. Among other things, the database will specify which equipment falls into the appropriate Resource Unit categories. IBM will provide Franklin with access to such database and will promptly correct any inaccuracies that Franklin identifies.

b.   Franklin will:

     1. assist IBM in developing procedures for handling all planned and emergency changes affecting the In-Scope Hardware, In-Scope Software, and Services including review, approval, communication and proper documentation;

     2. notify IBM of any planned or emergency changes (including Applications changes) to Franklin's environment affecting IBM's provision of the Services and to be provided for the tactical change calendar;

     3. verify operation of Application Software following changes to the hardware or Systems Software environment;

     4. provide a test environment for the evaluation of applications and tools configurations; and

     5.   test  and  evaluate   applications  and  tools  configurations  before
          implementing them in the production environment.

     6. be responsible for all aspects of Franklin-owned hardware and software not included within the defined Services. Provide IBM with prior notification as defined in the Procedures Manual when adding, deleting, changing or relocating other customer hardware or software which may, directly or indirectly, affect IBM's provision of the Services;

3.4  PERFORMANCE MANAGEMENT

a.   IBM will:

     1. continue to utilize existing Franklin performance indicators, enhance the existing performance indicators and define new performance indicators, where appropriate, and monitor in-scope performance against such indicators;

     2.   install management agents;

     3. take appropriate resolution action (for example, tuning, notifying the Franklin Focal Point) when in-scope system(s) performance is impacted;

     4. request Franklin to authorize changes to the hardware and software as needed to enable system performance improvement;

     5. work with Franklin to establish a schedule for performing in-scope system(s) maintenance (for example, virus detection, backup, DASD cleanup and testing) modifications and enhancements;

     6.   advise   Franklin  of  any  required  system   configurations   and/or
          modifications necessary to enable IBM to provide the Services; and

     7. provide performance reports as described in the Procedures Manual and Schedule N.

b.   Franklin will:

     1. authorize changes to the hardware and software as reasonably requested by IBM for the purpose of enabling system performance improvement; and

     2.   assist  IBM  in  establishing  a  schedule  for  performing   in-scope
          system(s) maintenance (for example, virus detection, backup, DASD cleanup, and testing) and modifications and enhancements.

3.5  PROBLEM MANAGEMENT
A party shall open a problem ticket immediately upon learning of a problem. Promptly upon opening a ticket, the party opening the ticket will assign the problem ticket to the appropriate queue. The time in which IBM is required to generate notifications and escalations and take other actions is determined by the electronic time stamp indicating when the problem ticket entered IBM's queue.

a.   IBM will:

     1. take calls escalated from Franklin's Level 1 Help Desk for all in-scope environments;

     2.   perform  problem   management   tasks  including  real  time  in-scope
          system(s) monitoring and problem identification for Level 2 and Level 3 Support;

     3. for each problem record forwarded to IBM by Franklin and for each problem record originated by IBM, make initial assignments regarding ownership and priority for each problem;

     4. for problem records with Severity 1 and 2 codes, generate automatic notification to IBM and Franklin management personnel

          (a)  within fifteen (15) minutes after identification of the problem;

          (b)  within one hour after identification of the problem; and

          (c) hourly thereafter until resolved or until the parties agree on a different notification schedule;

     5. take steps identified in the Procedures Manual to notify Franklin within five minutes of Severity 1 problems originally identified by IBM;

     6.   work with Franklin to:

          (a)  define indicators to monitor,

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

          (b) define alert and paging processes and procedures, including escalation procedures for Levels 2 and 3 support;

     7. manage problem records through to closure indicating "Resolved" status and report on timeframes in which problem records are closed; and

     8. perform reporting, logging, tracking, resolution, communication and escalation for problems as defined in the Procedures Manual for Level 2 and Level 3 Support.

b.   Franklin will:

     1. make changes to any assignments regarding priority and ownership of problem records;

     2.   perform problem management tasks for Level 1 Support;

     3. define problem priority levels and associated escalation procedures for Level 1 Support;

     4. perform reporting logging, tracking, resolution, communication and escalation for problems as defined in the Procedures Manual for Level 1 Support;

     5. provide to IBM the Franklin escalation chain, including any updates as they occur; and

     6. use diligent efforts to make available the appropriate Franklin personnel to interface with IBM personnel, as required to isolate or resolve complex network, operational or software problems affecting IBM's ability to provide the Services.

     7.   assist IBM in:

          (a)  defining  problem  priority  levels  and  associated   escalation
               procedures;

          (b)  defining indicators to monitor, and

          (c) defining alert and paging processes and procedures, including escalation procedures.

     8. assist IBM and provide necessary Franklin resources for the resolution of technical problems affecting the Services.

3.6  CAPACITY PLANNING

a.   IBM will:

     1. monitor and document Franklin's current workloads and provide the information to Franklin for IBM's and Franklin's use in determining future capacity requirements.

     2. report to Franklin on usage of system capacity in a format and content to be agreed upon by the Parties for Franklin's use in budgeting and planning and determining impacts on software licensing requirements;

     3. procure adequate capacity for growth and expansion needs communicated to IBM by Franklin in accordance with the Agreement; and

     4.   conduct periodic capacity planning meetings.

b.   Franklin will:

     1. work with IBM in developing growth planning as it relates to Franklin's capacity needs;

     2. project future trends and capacity requirements for new projects and provide such information to IBM not less frequently than annually or when there is a change in Franklin's operations or business planning which would affect IBM's provision of the Services; and

     3.   participate in periodic capacity planning meetings.

3.7  AVAILABILITY MANAGEMENT

a.   IBM will:

     1.   assist Franklin in defining Franklin's availability requirements;

     2.   establish backup and recovery processes and procedures;

     3.   develop an availability plan during the Transition  Period, to include
          hours  of  operation,   maintenance   windows  and  related  pertinent
          information;

     4.   track, analyze and report on availability;

     5.   provide   hardware   maintenance  in  accordance  with  the  equipment
          manufacturer's specifications or as otherwise mutually agreed;

     6. develop and maintain a plan that enables the recovery of data due to unplanned operational types of failures such as equipment malfunction, temporary power disturbances and abnormal termination;

     7. provide the Franklin Focal Point with procedures for measuring system availability;

     8. review system availability and utilization requirements at status meetings on a mutually agreed schedule;

     9. provide the Franklin Focal Point a system availability and utilization report on a mutually agreed schedule including measurements on processor and disk resources; and

     10.  recommend availability improvements.

b.   Franklin will:

     1.   with IBM's assistance,  define Franklin's  availability  requirements;
          and

     2.   participate   in  planning   processes  for  purpose  of   determining
          availability needs, as set forth in the Procedures Manual.

4.0  SYSTEMS OPERATIONS
4.1  GENERAL DESCRIPTION OF SYSTEMS OPERATIONS USING THE IBM
Management Environment, IBM will provide remote operational services for the Machines specified in Schedule G which are located at the Franklin Data Center(s) and at the Franklin dedicated DR site designated in Disaster Recovery Plan.

a.   IBM will:

     1.   monitor the hardware;

     2.   monitor system messages in system operator message queue;

     3.   perform backups as described in the Procedures Manual;

     4. perform file or system restores from incremental or full backups as described in the Procedures Manual;

     5.   perform reboots, recycles, stops and restarts for in-scope machines;

     6.   notify   Franklin  of  unsuccessful   backups   according  to  problem
          management procedures;

     7.   provide system  start-up  services  including  shipping,  unpacking of
          hardware,   preparation   and   installation,   power-on  and  related
          diagnostics and testing;

     8. load operating Systems Software on all systems added to the in-scope environment;

     9.   load Applications software on production systems;

     10. provide maintenance services on the IBM In-Scope Hardware listed in Schedule G and the IBM Systems Software listed in Schedule F and manage the maintenance services provided under Franklin's contracts for the OEM server hardware listed in Schedule G and the OEM Systems Software listed in Schedule F until refresh;

     11. provide maintenance services on the refreshed OEM In-Scope Hardware listed in Schedule G and the refreshed OEM Midrange and Distributed Systems Software listed in Schedule F after refresh; and

     12. set up system logs, allocate disk space, provide user ID admin at the system level and provide file system protection and security.

b.   Franklin will:

     1. provide the existing In-Scope Hardware and In-Scope Software, Franklin Data Network, and associated documentation, if any exists, which is required for the provision of Services;

     2.   provide the tape library,

     3. provide IBM with required information on file restores and verify integrity of restored files; and

     4. provide offsite storage and transportation of backups to offsite facilities as well as retrieving storage media from offsite facilities as required for restores of backed up user/system data;

     5. provide the information required to enable IBM to load Applications software on production systems.

4.2  PROCESSING OPERATIONS
IBM will make available, monitor and process on-line and batch applications, including scheduled, unscheduled and on-request services and End User initiated processing.

a.   IBM will:

     1. support the environments consistent with the obligations set forth in this Schedule A;

     2.   provide operations support and perform console monitoring activities;

     3. operate and provide system availability for present and future Applications Software and Systems Software to support Franklin's operating schedules;

     4. in accordance with the change management process schedule systems maintenance so as to minimize interference with Franklin's business operations; and

     5. regularly monitor scheduled job submissions to verify scheduled completion.

b.   Franklin will:

     1. be responsible for selecting or defining requirements for business Applications Software; and

     2.   assist in scheduling required system maintenance windows.

4.3   MIDRANGE AND INTEL SYSTEMS OPERATIONS
The following services are unique to Midrange Servers and Intel Servers.

a.   IBM will:

     1. manage production job scheduling, job monitoring and job restarts for Midrange;

     2. provide on-site Midrange and Intel server support for the Prime and Remote Sites; and

     3.   operate  the  Exchange  mail   application  in  accordance   with  the
          Procedures Manual.

b.   Franklin will:

     1. manage test and development job scheduling, job monitoring and job restarts;

     2.   provide on-site Midrange and Intel server support for the Other Sites;
          and

     3. provide mail policies, including access, retention and encryption policies and mailbox size policies.

5.0  PRODUCTION CONTROL SERVICES
5.1  GENERAL DESCRIPTION
IBM will maintain production schedules and cooperate with Franklin in responding to special processing requests and new processing requirements for the Machines specified in Schedule G which are located at the sites listed in Schedule I and the IBM Boulder Data Center, and at the Franklin dedicated site designated in the Disaster Recovery Plan as described below.

a.   IBM will:

     1.   review and comment on Franklin's current batch job procedures;

     2. prioritize, schedule, control and monitor running of production jobs using scheduling and quality control procedures specified in the Procedures Manual;

     3.   monitor  scheduler  related  incidents,   and  develop  and  recommend
          refinements and revisions and implement such refinements and revisions to the scheduler database;

     4.   manage on-request schedules and ad-hoc processing;

     5. coordinate and modify schedules for special requests, follow Franklin priorities and notify Franklin if special requirements will affect the timely completion of other tasks to allow Franklin to adjust priorities;

     6. to the extent reasonably possible, process all special request activities within the requested time frames and in the sequence Franklin defines;

     7. obtain Franklin approval for and distribute major production schedules before implementation;

     8.   for  jobs  initiated  by  IBM,  use  Franklin's   documented  recovery
          procedures to attempt recovery of Franklin's batch applications in the event of Abends;

     9. in instances where batch jobs complete abnormally, due to Applications Software, notify Franklin Focal Point according to IBM problem management procedures;

     10. notify appropriate personnel of Abends of IBM-scheduled or initiated processes according to problem management procedures;

     11. schedule mutually agreeable system downtime in order to facilitate upgrades, perform maintenance and implement other system management tasks; and

     12.  perform  manual   pre-existing   activities   relating  to  Franklin's
          Applications Software.

b.   Franklin will:

     1. verify that an Applications Software version/release/maintenance level for all new Application Software versions/releases/maintenance levels added after the Commencement Date is consistent with and will operate with the Systems Software;

     2. provide IBM with all existing run books/sheets including batch job names and descriptions, batch job schedules, job-specific parameters and estimated time of completion, by job

     3. for new Applications Software provide schedules, manual and batch processes, recovery procedures and instructions for input into IBM Management Environment;

     4. monitor Franklin-scheduled and initiated manual or batch processes, including all notifications;

     5. initiate on-request and ad- hoc processing consistent with IBM processes;

     6. assist IBM in the scheduling of mutually agreeable system downtime in order to facilitate new releases and version upgrades of software and implementation of hardware changes and upgrades and implement other system management tasks;

     7.   review and approve schedules for batch job submission;

     8.   provide requirements for job Abend restart instructions;

     9. provide change requirements to the batch schedule in accordance with the change management process contained in the Procedures Manual; and

     10.  assist IBM in scheduling and coordinating End User test time.

5.2  MAINFRAME PRODUCTION CONTROL SERVICES

a.   IBM will:

     1.   schedule  and  report  on  batch  jobs   consistent   with  Franklin's
          scheduling parameters;

     2. distribute reports based on report distribution requirements that Franklin provides; and

     3. maintain scheduler database definitions to reflect changes in production environment and monitor scheduler incidents so as to develop and recommend refinements and revisions for Franklin's implementation.

b.   Franklin will:

     1. assist IBM in implementing reasonably requested refinements and revisions to improve operating environment; and

     2. provide existing and new scheduling parameters and other direction, as needed, to allow IBM time to provide outputs as scheduled.

6.0  SYSTEMS AND TECHNICAL SUPPORT

a.   IBM will:

     1.   provide technical personnel to provide the Services;

     2. support the operating systems and subsystems, compilers, programming languages, products and operational tools;

     3.   evaluate,   recommend,  install,  maintain  and  provide  support  for
          In-Scope Hardware and Systems Software;

     4. configure device descriptions based on Franklin's naming conventions in support of day to day operations. If Franklin desires to modify its overall naming convention the parties agree to treat as a Project;

     5. plan, test and install not more than two version or release upgrade per System Software product listed in Schedule F (Software) in each contract year. Upon Franklin request, IBM will plan, test and install more than two version or release upgrades per System Software product listed in Schedule F in a contract year so long as the total number of version or release upgrades during the year does not exceed two such upgrades per the number of Systems Software products listed in Schedule F;

     6. selectively test and install PTF tapes for System Software. The parties agree to jointly plan and schedule the application of PTFs as mutually agreed. Neither party will unreasonably withhold its agreement to support the application of PTFs;

     7. notify Franklin of all implementations of PTFs installed on an emergency basis;

     8.   initiate  change   requests  in  accordance  with  Change   Management
          Procedures for all PTFs which IBM determines should be implemented on a non-emergency basis;

     9.   for the Systems Software, apply

          (a)  emergency fixes as required; and

          (b)  selected high impact and security PTFs monthly.

     10.  verify  Systems   Software   version/release   maintenance   level  is
          consistent with and will operate with the Applications Software;

     11. plan and configure host table entries and associated addresses based on Franklin's naming conventions;

     12.  provide printer queue configuration support for attached printers; and

     13. provide TCP/IP address documentation to Franklin for IBM network segments.

b.   Franklin will:

     1. assist IBM in the planning, testing and implementation of all system upgrades and repair patches;

     2. provide IBM, on a timely basis, with all information received from the respective System Software manufacturers regarding repair patches and version upgrades; and

     3. retain financial responsibility for obtaining licenses to all third party Application Software and third party System Software, excluding SAS, upgrades and PTFs.

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7.0  STORAGE MANAGEMENT SERVICES
IBM will provide Storage Management Service that include storage device preparation, space and utilization management and reporting, recovery management, performance monitoring, capacity planning and backup and restore management which includes planning, establishing and testing recovery procedures required to re-establish the functionality of in-scope systems in the event of a failure.

a.   IBM will:

     1. keep files under IBM's control, current and available during scheduled access times;

     2. initiate and complete required data processing activities concerning data integrity (for example, handling line transmission errors) of all processed files, according to the procedures specified in the Procedures Manual;

     3. verify, using tools and procedures specified in the Procedures Manual, the receipt of incoming files and the processing and transmission of outgoing files;

     4. document, maintain and, as appropriate, update and execute mutually approved file backup and recovery procedures;

     5. provide a recovery procedure for restoring the data image to a previous level within a mutually agreed time frame;

     6. conduct regularly scheduled backup and recovery procedures as specified in the Procedures Manual and as prioritized by Franklin (for example, data set restore), so as to avoid impacting scheduled operations; ;

     7.   conduct  routine   monitoring  and  corrective   action  according  to
          procedures IBM prepares and Franklin approves for intermediate files used for on-line and batch processing;

     8. perform an annual formal review of storage management policy and ongoing tactical reviews of capacity, performance and load balancing and provide recommendations to Franklin regarding backup and recovery considerations such as improved levels of protection, efficiencies and cost reductions;

     9. verify availability of adequate file space for processing, subject to the provisions of Schedule C (Charges);

     10.  report  to  Franklin  on  Franklin's   disk  space   utilization   and
          requirements for Franklin's capacity planning purposes; and

     11.  lay  out  and  configure  disk  subsystems   according  to  Franklin's
          documented requirements.

b. Franklin will define the requirements for allocation of file system space for Applications Software.

8.0  DATA BASE MANAGEMENT SERVICES

a.   IBM will:

     1. in cooperation with Franklin, monitor and report database performance and database space utilization; and identify and recommend practical modifications for improved performance;

     2. provide Franklin with information regarding changes and modifications required in order for IBM to provide the Services;

     3. maintain mutually agreed upon database backup procedures and database log archive processes, provided by Franklin, to recover from database outage or corrupted database;

     4. maintain physical database definitions and make such definitions available to Franklin upon request;

     5.   promote   Franklin-approved   database  changes  into  the  production
          environment;

     6. in cooperation with Franklin, maintain standard database access routines for application development and maintenance, and personnel use, and document any changes to such routines;

     7. assist in problem determination and resolution of database management system issues including escalation to the Systems Software vendor;

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     8.   provide  physical  database  administration  and management to include activities such as reorgs and image copies;

     9. participate in planning for changes in the size of databases due to business growth or reduction and applications development projects, and review Franklin's plans on a regular basis; and

     10. provide operating systems database support for Franklin's database environments and those IBM establishes.

b.   Franklin will:

     1.   define database backup and recovery requirements;

     2.   provide requirements for changes and upgrades to databases;

     3.   define and approve database security requirements;

     4. be responsible for logical database design and data modeling and coordinate with IBM during physical database design and review; and

     5. perform logical database administration and management including, but not limited to defining tables, analyzing database performance, and database reorganization.

9.0  TAPE MANAGEMENT SERVICES
9.1  GENERAL DESCRIPTION OF TAPE MANAGEMENT SERVICES

a.   IBM will:

     1.   make   recommendations   for   improvements   to  efficiency  of  tape
          management;

     2.   complete   tape  mounts  in  sufficient   time  to  meet   application
          development, testing and production processing as reasonably specified by Franklin;

     3. maintain adequate inventories of Franklin-supplied tapes for the tape environment, including a sufficient scratch tape pool to service required processing needs, and notify Franklin when additional tapes and other supplies are required;

     4. retain tapes for a mutually agreed upon retention period for auditing purposes;

     5.   rotate tapes, as required, for off-site storage;

     6. log and track physical tapes that are checked in and out by Franklin or a Third Party in accordance with the procedures specified in the Procedures Manual;

     7. prepare output tape cartridges or tape reels for shipment and deliver to designated staging area for pickup and transport;

     8. upon return of output tape cartridges or tape reels to the designated staging area for pickup, put such cartridges and reels back into operation;

     9. provide tapes and paper documentation, as appropriate, for storage consistent with provisions in Procedures Manual;

     10. report tape utilization to Franklin on a mutually agreed upon frequency;

     11. notify the Franklin-designated storage services provider when it is time to scratch or return a tape in accordance with the procedures specified in the Procedures Manual;

     12. retrieve and restore files and data sets from archived tapes within mutually agreed time frames; and

     13. allow Franklin to review tape management operations, including mailing and receipt; upon a mutually agreed upon schedule;

     14. conduct an initial inventory of portable storage media and provide documentation of initial inventory to Franklin;

     15. monitor and manage tape pool resources and provide for availability of adequate media to meet peak load, planned growth and anticipated tape volume fluctuations;

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     16.  manage off-site storage of tape media for vital records and backup and recovery;

     17. perform an annual inventory of portable storage media under IBM's control and provide documentation of annual inventory to Franklin, including the following information:

          (a)  beginning inventory;

          (b)  media received into inventory during the reporting period (year);

          (c)  media sent out to other locations during the year;

          (d)  new media added to library;

          (e)  discarded media;

          (f)  current inventory.

     18.  report and account for discrepancies in inventory; and

     19. retain inventory reconciliation documentation in accordance with procedures outlined in the Procedures Manual.

     20. separate, package, label, validate label content to job log for accuracy, scan and track all tape output and distribute to the mutually agreed distribution drop point;

b.   Franklin will:

     1.   define requirements for off-site tape storage and archiving;

     2.   provide required off-site storage facilities and services;

     3. provide tapes as IBM requests that meet the IBM-supplied tape specifications;

     4. be responsible for the costs associated with the transportation of tapes between the Data Center and an off-site storage facility;

     5.   assist IBM in conducting the initial inventory; and

     6.   assist  IBM  in  maintaining   the  inventory  and  in  reviewing  and
          reconciling the annual inventory reports.

10.0 OUTPUT SERVICES
IBM will provide output device processing and operational support necessary to accomplish processing, production and delivery of files and printed output as listed below.

a.    IBM will:

     1. produce and deliver output (for example, files, tapes, printed matter) in accordance with schedules reasonably requested by Franklin;

     2. track, manage, communicate and resolve problems related to output production and delivery;

     3. verify that all files are on the queue and available for transmission to the applicable Franklin output and production control locations within the mutually agreed time frames and monitor file transmissions and network messages regarding network connectivity;

     4. operate the Xerox system printers or comparable printers identified in Schedule G and up to a maximum of four additional Xerox system printers or comparable printers as reasonably requested by Franklin. Requests to support more than the Xerox system printers or comparable printers identified in Schedule G plus the four additional Xerox system printers or comparable printers will subject to an adjustment in the ASC;

     5. operate the printers directly attached to the Midrange Machines and the Intel Servers located at the Prime Sites and Remote Sites;

     6. deliver hard copy output to the designated drop location(s) within the Facility;

     7. work with appropriate Franklin personnel to trace and attempt to find missing output items;

     8. execute reruns of output Franklin requests and notify Franklin if rerunning any output will impact scheduled on-line or batch production processing; and

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

     9. provide on-line viewing administration for the Mobius application as defined herein and as detailed in the procedures manual

          (a) add and delete reports, as requested and in accordance with security guidelines;

          (b)  create indexing; and

          (c)  track and report usage and output volume.

b.   Franklin will:

     1. provide output distribution from the designated drop location(s) within a Facility;

     2. with IBM's assistance, trace and attempt to locate missing output items;

     3.   notify IBM of any required reruns of output;

     4. operate all printers except those set forth in Section 12.0 (a) (5) above;

     5. be responsible for all Post Print Operations as defined in the Procedures Manual;

     6. maintain responsibility for output devices that are located within the Other Sites defined in Schedule I (Facilities) (e.g., operation, paper loading, service maintenance, output distribution, purchase of consumables);

     7. be responsible for all distribution services (for example, mail, messenger, postage, courier);

     8.   support the Mobius application as follows:

          (a)  set up user profiles and user group access; and

          (b)  coordinate Mobius vendor management;

     9. perform all end user workstation printer connectivity, maintenance and print output/distribution services for print operations.

11.0 SYSTEM TESTING AND IMPLEMENTATION SERVICES
a.   IBM will:

     1. assist Franklin in the definition, design, and construction of the testing environments;

     2. assist in the physical establishment of test data originating from the production environment;

     3.   participate in planning and preparation meetings for all changes;

     4.   provide physical installation support for all changes;

     5.   validate physical completion criteria for all changes;

     6. work with Franklin to validate operational and functional completeness of a change;

     7. report to Franklin on the post-installation status and quality of changes; and

     8. comply with the change management procedures set forth in the Procedures.

b.   Franklin will:

     1.   manage,   with  IBM's   assistance,   the  definition,   design,   and
          construction of testing environments;

     2.   plan and construct test cases;

     3. define and coordinate establishment of test data originating from production environment;

     4.   create and establish test data not yet in production;

     5. conduct application interactive test scripts as planned within test cases;

     6.   validate test results;

     7. comply with problem follow-up and resolution procedures as set forth in the Procedures Manual;

     8.   comply with change procedures as set forth in the Procedures Manual;

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

     9.   participate in planning and preparation meetings for changes;

     10. comply with change management procedures set forth in the Procedures Manual;

     11.  participate and coordinate in post  installation  validation  testing;
          and

     12.  assist IBM in physical installations, as appropriate.

12.0 MAINTENANCE SERVICES

a.   IBM will:

     1.   provide maintenance for IBM Services Machines and Systems Software;

     2.   dispatch maintenance requests for In-Scope Hardware;

     3.   refer Franklin's non-IBM  third-party  vendor performance  problems in
          support  of  Systems  Software,   Application  Software  and  In-Scope
          Hardware to Franklin for resolution;

b.   Franklin will provide warranty or maintenance coverage, as applicable,  for
     Franklin  Machines,   Franklin  Software  and  the  Franklin  Data  Network
     equipment;

13.0 APPLICATION SUPPORT SERVICES

a.   IBM will:

     1. provide the IBM Systems Software products listed in Schedule F (Software), to support the development of Applications Software. IBM will not discontinue support of such software products without Franklin's approval; provided, that Franklin will assume support expenses for Systems Software products that Franklin requires IBM to retain after current support is no longer reasonably commercially available;

     2.   recommend and implement  hardware and software  architectural  changes
          consistent   with  and  supportive  of  the  strategic  and  technical
          standards agreed upon by the parties;

     3. verify that changes to the in-scope environment will not adversely impact the application environment;

     4. if Franklin requests additional application development support products (such as an application development library management tool, specialized compilers, rapid development tool, etc) , such request will be considered as a Request for New Services.

b.   Franklin will:

     1.   select, or define the requirements for all Applications Software;

     2. designate and document application information requirements, including report design and content, frequency of reports, and accessibility;

     3. retain responsibility for maintenance, support and all licenses and related charges for all Applications Software;

     4. have the right to audit, control and approve new Applications Software before its promotion into production;

     5. verify the results of Application Software on-line and batch system support processing;

     6.   provide  Applications   Software  program  problem  determination  and
          resolution, including providing support for application Abends and job recovery;

     7. use commercially reasonable efforts to minimize outages caused by application program failures;

     8. follow the existing change management process for all application changes, before submission or installation into the system;

     9. follow the problem management process, according to published problem resolution criteria the Procedures Manual contains and document problem resolution and closure;

     10. certify, in cooperation with IBM, that existing applications function correctly when IBM installs new Systems Software or upgrades to or new releases of current Systems Software; and

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

     11. define requirements for application recovery management to include such activities as job recovery management and backup and recovery procedures.

14.0 SECURITY MANAGEMENT
14.1 GENERAL RESPONSIBILITIES

a.   IBM will:

     1. provide an IBM Focal Point with responsibility for day-to-day security management;

     2. in conjunction with Franklin, review security policies and procedures for effectiveness and recommend improvements;

     3. review changes made or requested by Franklin to its security policies and standards and advise Franklin whether or not such changes:

          (a)  can be implemented; and

          (b)  if implemented, will be considered a New Service, and

          (c) maintain and update the Information Security Controls Document, as IBM deems necessary.

b.   Franklin will:

     1. provide a Franklin Focal Point with responsibility for day-to-day security management;

     2. provide IBM with Franklin's security audit history (both internal and external) and security policies, standards and practices in effect as of the Effective Date and any updates as they occur;

     3. communicate the security procedures to End Users (for example, login procedures, password requirements, use of antivirus programs, data and equipment security procedures);

     4. in conjunction with IBM, review Franklin's security policies and procedures for effectiveness and recommend improvements; and

     5. notify IBM of changes Franklin plans to make to its security policies and standards before implementation.

14.2 PHYSICAL SECURITY

a.   IBM will:

     1.   provide physical security controls at IBM facilities;

     2. protect servers and devices on IBM's premises from unauthorized access;

     3. perform an annual audit and reconciliation of the tapes under IBM's control and promptly notify the appropriate Franklin and IBM personnel if discrepancies are discovered;

     4. resolve discrepancies discovered during the annual tape audit and inform Franklin of the resolution; and

     5. implement controls for and provide effective elimination of residual information on removable storage media before disposal or reuse outside of Franklin

b.   Franklin will:

     1.   provide physical security controls at the Franklin premises; and

     2. protect servers and devices on Franklin premises from unauthorized access.

14.3 LOGICAL ACCESS CONTROL

a.   IBM will:

     1. install, maintain and upgrade new or existing data access control software;

     2. implement protection requirements identified by Franklin for operating system resources, application resources and End User data;

     3. control the establishment, change, deactivation, reset and removal of logon Ids and associated access authorities for IBM GS employees;

     4. provide Franklin with periodic reporting on logical access control services and privileged user authorities, as set forth in the Procedures Manual;

     5. capture and maintain audit records for a mutually agreed retention period, and provide record retention reports to the Franklin Project Executive upon reasonable request;

     6. promptly inform Franklin of any security issues as IBM becomes aware and recommend possible remedial action;

     7. schedule and notify Franklin through the change management process of security or integrity software fixes that must be applied to the systems for which IBM has security responsibility;

     8.   provide  and  support  encryption  products  (i.e.,   hardware  and/or
          software) as defined in the Information Security Controls Document;

     9.   maintain security for and distribution of encryption keys;

     10.  review, approve, and grant requests for privileged user authorities;

     11. periodically review privileged user authorities and remove those for which management authorization no longer exists;

     12.  control  and  be   responsible   for  the  security   officer/security
          administrator user profiles (i.e., OS/400 - QSECOFR and ROOT) on those systems for which IBM has security responsibility;

     13. provide Franklin's applications support personnel with access to system functions required to support their applications;

     14.  perform periodic security health checks to validate:

          (a)  access control settings,

          (b)  authorized privileged users,

          (c)  operating system resource protection, and

          (d) installation and operation of virus control programs on the appropriate platforms; and

     20.  control  addition,   update  and  deletion  of  user  definitions  and
          passwords.

b.   Franklin will:

     1. provide physical and logical system access necessary for IBM to provide the Services;

     2. review and provide IBM with feedback on logical access controls and provide IBM with designations of privileged user authorities;

     3.   control  and  administer   End  Users'  id  and  password   access  to
          applications;

     4. provide IBM with information regarding the system logon IDs for Franklin personnel (i.e., reverification) and regarding Franklin's removal of individuals who no longer have a business need and/or are no longer authorized by management to access the system;

     5. promptly acknowledge receipt of security exposures notified to Franklin by IBM and inform IBM of Franklin's acceptance or rejection of IBM's recommended remedial action or other remedial action Franklin implements;

     6. take appropriate corrective action to remedy security violations notified to Franklin by IBM;

     7. define and implement the protection requirements for application resources via the access control software;

     8. define and implement the protection requirements for End User data via the access control software;

     9. establish the process criteria for resetting passwords and disclosing such passwords to authorized personnel; and

     10. implement and maintain security controls for those subsystems and applications which do not use the access control software for their security.

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15.0 BUSINESS RECOVERY SERVICES
During the Term, Franklin will receive Business Recovery Services ("BR Services") from IBM's Business Continuity and Recovery Services unit. Those Services are described in Schedule M.
16.0 OTHER SERVICES AND RESPONSIBILITIES

a.   IBM will:

     1.   provide  Franklin  with  technical  and  quality   specifications  for
          supplies, if any, required by IBM to perform the services;

     2. maintain contact with vendors providing data processing, telecommunications and end user Services or products related to IBM's provision of the Services in order for IBM to keep abreast of technological product developments that may be of value to Franklin;

     3. assist Franklin in the review of vendor proposals affecting IBM's provision of the Services, including telecommunications and data processing proposals, so as to facilitate existing and future systems compatibility with changing industry standards.


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